                                                                   EXHIBIT 10.6A


                             OFFICE LEASE AGREEMENT
                             ----------------------


                             Dated February 28, 1996



                                     BETWEEN



                       GRAND PACIFIC LIMITED PARTNERSHIP,
                   A WASHINGTON LIMITED PARTNERSHIP, LANDLORD



                                       AND



                              fine.com CORPORATION,
                        A WASHINGTON CORPORATION, TENANT

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

1.   BASIC LEASE PROVISIONS AND EXHIBITS                                  1

     1.1    Basic Terms                                                   1
     1.2    Exhibits and Addenda                                          4

2.   LEASE OF PREMISES                                                    5

     2.1    Building Premises                                             5
     2.2    Parking                                                       5

3.   COMMENCEMENT AND EXPIRATION DATES                                    5

     3.1    Commencement Date                                             5
     3.2    Expiration Date                                               5
     3.3    Option to Extend                                              5
     3.4    Tenant's Obligations                                          7

4.   RENT                                                                 7

     4.1    Minimum Rent                                                  7
     4.2    Minimum Rent Increases                                        7
     4.3    Additional Charges                                            7
     4.4    Method of Payment                                             7
     4.5    Prorated Installments                                         8
     4.6    Interest and Late Charges                                     8
     4.7    Security Deposit                                              8

5.   TENANT'S SHARE OF EXPENSES                                           9

     5.1    Direct Expenses                                               9
     5.2    Base Year                                                    11
     5.3    Excess Expenses                                              11
     5.4    Tenant's Share of Excess Expenses                            11
     5.5    Books of Account                                             12

6.   PROPERTY TAXES                                                      12

7.   USE AND CARE OF PREMISES                                            12

     7.1    Permitted Use                                                12
     7.2    Operation                                                    12
     7.3    Insurance                                                    13
     7.4    Disturbance of Other Occupants                               13
     7.5    Care of the Premises                                         13
     7.6    Compliance with Rules and Regulations                        13
     7.7    Signs                                                        14
     7.8    Compliance with Laws                                         14
     7.9    Hazardous Material                                           15


                                                                        Page
                                                                        ----

8.   LANDLORD MAINTENANCE; SERVICES AND UTILITIES                        16

     8.1    Maintenance                                                  16
     8.2    Other Services and Utilities                                 16
     8.3    Tenant's Negligence                                          17
     8.4    Landlord's Negligence                                        17
     8.5    Rent                                                         18
     8.6    Failure or Interruption of Services                          18
     8.7    Waiver of Self Help and Deduct                               18

9.   COMMON AREAS                                                        18

     9.1    Definition                                                   18
     9.2    Licenses                                                     19

10.  IMPROVEMENTS AND ALTERATIONS TO THE PREMISES                        19

     10.1   Initial Improvements                                         19
     10.2   Alterations                                                  19
     10.3   Rules and Regulations                                        20
     10.4   Landlord's Property                                          20
     10.5   Locks, Plumbing and Wiring                                   21

11.  LIENS                                                               21

     11.1   Mechanics' Liens                                             21
     11.2   Landlord's Lien                                              21

12.  INSURANCE AND INDEMNIFICATION                                       22

     12.1   Indemnification                                              22

     12.2   Concurrent Negligence                                        22
     12.3   Liability Insurance                                          23
     12.4   Property Insurance                                           23
     12.5   Policy Requirements                                          23
     12.6   Delivery of Policies                                         24
     12.7   Failure to Maintain                                          24
     12.8   Waiver of Subrogation                                        24
     12.9   Landlord's Insurance                                         24

13.  CASUALTY DAMAGE OR DESTRUCTION                                      25

     13.1   Obligation to Repair                                         25
     13.2   Option to Repair                                             25
     13.3   Right to Terminate                                           25
     13.4   Rent                                                         25
     13.5   Scope of Repairs                                             26

                                                                        Page
                                                                        ----

14.  CONDEMNATION                                                        26

     14.1   Definitions                                                  26
     14.2   Total Taking                                                 26
     14.3   Partial Taking                                               26
     14.4   Restoration and Repair                                       27
     14.5   Exercise of Options                                          27
     14.6   Unearned Rent and Rent Adjustment                            27
     14.7   Award                                                        27
     14.8   Temporary Taking                                             28

15.  ASSIGNMENT AND SUBLETTING                                           28

     15.1   General                                                      28
     15.2   Notice of Proposed Assignment
              or Sublease                                                28
     15.3   Landlord's Options                                           29
     15.4   Limitations on Landlord's Options                            29
     15.5   Approved Assignment or Sublease                              30
     15.6   Costs Paid by Tenant                                         30
     15.7   Transfer of Stock or Other Assets                            31

16.  INVOLUNTARY TRANSFER                                                31

     16.1   Bankruptcy; Insolvency                                       31
     16.2   Receivership                                                 31
     16.3   Attachment; Judicial Seizure                                 32

17.  QUIET ENJOYMENT                                                     32

18.  ACCESS TO PREMISES                                                  32

     18.1   Access to Building                                           32
     18.2   Pipes, Ducts and Conduits                                    32
     18.3   Access to Premises                                           32
     18.4   Obstruction of Windows                                       33
     18.5   Access to Premises One Month Prior
              to Expiration                                              33
     18.6   Building Changes                                             33

19.  SURRENDER OF PREMISES AND HOLDING OVER                              33

     19.1   Condition of Premises                                        33
     19.2   Removal of Tenant's Property                                 33
     19.3   Holding Over with Landlord's
              Written Consent                                            34
     19.4   Holding Over without Landlord's
              Written Consent                                            34
     19.5   Survival of Tenant's Obligations                             34


                                                                        Page
                                                                        ----

20.  ESTOPPEL CERTIFICATES                                               34

21.  SUBORDINATION                                                       35

     21.1   Priority                                                     35
     21.2   Mortgagee Protection                                         36

22.  DEFAULT BY TENANT                                                   36

     22.1   Events of Default                                            36

23.  LANDLORD'S REMEDIES                                                 37

     23.1   Right to Reenter and Relet                                   37

     23.2   Right to Receiver                                            37
     23.3   Right to Terminate Lease                                     38
     23.4   Right to Cure                                                38

24.  DEFAULT BY LANDLORD                                                 38

25.  TENANT'S REMEDIES                                                   39

26.  WAIVER                                                              39

     26.1   Nonwaiver of Defaults                                        39
     26.2   Surrender of Premises                                        39
     26.3   Consents and Approvals                                       39
     26.4   Written Waivers                                              39

27.  NOTICES                                                             40

     27.1   Method                                                       40
     27.2   Effective Date                                               40
     27.3   Notice of Occurrences                                        40

28.  MISCELLANEOUS PROVISIONS                                            40

     28.1   Time of Essence                                              40
     28.2   Authority                                                    40
     28.3   Commissions                                                  41
     28.4   Attorneys' Fees                                              41
     28.5   Exhibits and Addenda                                         41
     28.6   Interpretation and Construction                              41
     28.7   Integrated Agreement and
              Modifications                                              41
     28.8   Appointment of Landlord as Agent                             41
     28.9   Captions                                                     42
     28.10  Singular and Plural                                          42
     28.11  Joint and Several Obligations                                42
     28.12  Severability                                                 42

                                                                        Page
                                                                        ----

     28.13  Recordation                                                  42
     28.14  Transfer and Assignment of Premises
              by Landlord                                                42
     28.15  Light and Air                                                42
     28.16  Name                                                         42

     28.17  Cumulative Remedies                                          43
     28.18  Successors and Assigns                                       43
     28.19  "Landlord" - Release                                         43
     28.20  Corporate Representatives                                    43

                             OFFICE LEASE AGREEMENT
                             dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant


         1. BASIC LEASE PROVISIONS AND EXHIBITS


            1.1 Basic Terms. As used in this Lease, unless the context clearly requires otherwise, or it is otherwise expressly provided, the following terms shall have the following meanings, and the parties agree to the following basic terms and provisions:

                1.1.1 Building and Property. The Property is the commercial portion of the building in Seattle, Washington commonly known as the Grand Pacific Building ("Building"), as more particularly described in Exhibit 1 ("Legal Description"), and appurtenant areas, facilities, equipment and other improvements and property in the Building.

                1.1.2 Commercial Complex. The Commercial Complex is that portion of the Property leased or available for lease for retail and office uses, together with common and public areas and facilities provided for the general use and convenience of Tenant and other tenants and occupants of the Building.

                1.1.3 Premises. Premises is 1118 Post Alley, Seattle, Washington, which consists of four thousand six hundred ninety-five (4,695) square feet of rentable area on the second floor of the Building, outlined in red on the Floor Plan of Premises attached as Exhibit 2. Pursuant to Addendum A hereof, the Premises may be increased to include the Expansion Space located on the second floor of the Building and outlined in blue on Exhibit 2.

                1.1.4 Areas and Percentages. Landlord and Tenant agree to the following areas and percentages.

                      1.1.4.1 Rentable Area of Premises: 4,695 square feet.

                      1.1.4.2 Tenant's Percentage of Direct

                              Expenses of Commercial Complex: 12.08%

                1.1.5 (a) Occupancy Commencement Date. Tenant shall be entitled to occupy the Premises for the purpose of performing tenant improvements on the date that this Lease is duly executed by Landlord and Tenant and Tenant has paid to Landlord the Security Deposit described in Section 1.1.9 below.

                1.1.5 (b) Minimum Rent Commencement Date. The Minimum Rent Commencement Date shall be the earlier of (i) six (6) weeks from the date hereof, and (ii) the date that Tenant occupies the Premises for the purpose of conducting its business therein.

                1.1.6 Expiration Date. The fifth anniversary of the Minimum Rent Commencement Date.

                1.1.7 Minimum Rent. Three Thousand Five Hundred Ninety-Nine and 50/100 Dollars ($3,599.50) per month calculated as follows: Twelve Dollars and 50/100 ($12.50) per square foot per annum, less a credit (the "Construction Credit") equal to Three Dollars and 30/100 ($3.30) per square foot per annum for the first twelve (12) months of the Lease term. Minimum Rent will increase each year as provided in Section 1.1.8 hereof.

                The Construction Credit is granted to Tenant to compensate Tenant for general disturbances, disruptions and inconveniences (including, without limitation, dust, construction noise, and street closures) associated with the ongoing construction on the adjacent property known as the Harbor Steps. Changes in construction activity on the Harbor Steps project, including cessation or early completion of construction, shall not modify the Construction Credit. Tenant's acceptance of the Construction Credit shall not be deemed to be a waiver of its right to quiet enjoyment of the Premises and shall not relieve Landlord of its obligations or maintenance and repair under this Lease. Tenant shall be granted a Construction Credit for the second twelve (12) month period of the Lease term equal to One Dollar and 5/100 ($1.05) per square foot per annum.

                1.1.8 Minimum Rent Increases.

                              Rent Per
                             Square Foot       New Monthly

      Effective Date          Per Annum        Minimum Rent
      --------------          ---------        ------------
      April 15, 1997            11.95*          $4,675.44
      April 15, 1998            14.00           $5,477.50
      April 15, 1999            14.50           $5,673.12
      April 15, 2000            15.00           $5,868.75

         (*Includes a Construction Credit of One Dollar and 5/100 ($1.05) per square foot per annum.)

         The Effective Date shall be adjusted to the anniversary of the Minimum Rent Commencement Date if such date occurs before April 15, 1996. The parties agree that the Premises shall be deemed to contain the number of square feet referred to in Section 1.1.4.1 hereof and there shall be no adjustment in Minimum Rent set forth hereinabove (other than as provided in Sections 14.6 and 15.3.1 hereof) due to the fact that the Premises contain less or more than the number of square feet set forth in Section 1.1.4.1.

                1.1.9 Security Deposit. Five Thousand Eight Hundred Sixty-Eight and 75/100 Dollars ($5,868.75) is to be held as a security deposit pursuant to
Section 4.7, below.

                1.1.10 Permitted Use. Office use.

                1.1.11 Normal Business Hours. For the purposes of Section 8.2 hereof, Normal Business Hours shall be from 7:30 a.m. to 7:30 p.m. on weekdays and 8:00 a.m. to 12:00 p.m. on Saturdays. Subject to additional charges for services as provided herein, Tenant has the right to access to and use of the Premises at all times.

                1.1.12 Tenant Improvement Allowance. Up to Fifty-Two Thousand Two Hundred Fifty-Five and No/100 Dollars ($52,255.00), to be provided and applied as more specifically set forth in Exhibit 3. Any portion of the Tenant Improvement Allowance not paid by Landlord for improvements to the Premises, up to a maximum of Fourteen Thousand Eighty-Five and No/100 Dollars ($14,085.00) shall be deemed to be a credit against Minimum Rent and shall be deducted in equal monthly installments over the first twenty-four (24) months of the term of this Lease. Up to Ten Thousand and No/100 Dollars of the Tenant Improvement Allowance may be used by Tenant to pay for costs incurred for improvements to the Expansion Space (as defined in Addendum A hereto). Any payments made by Landlord for tenant improvements shall be subject to the terms and conditions set forth in Exhibit 3 hereof.

                1.1.13 Guaranty. The Guaranty is the Personal Guaranty of Dan Fine in the form attached hereto as Exhibit 6, which Guaranty shall be executed simultaneously with this Lease as a condition to Landlord's obligations hereunder.

                1.1.14 Minimum Liability Insurance Limits.

                       (a) One Million Dollars ($1,000,000) combined single limit (for policies without a general aggregate limit); or

                       (b) One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000) general aggregate.

                1.1.15 Notice Addresses.

                       (a)Landlord:
                          Grand Pacific Limited Partnership
                          c/o The Whitehall Companies
                          7425 East Gainey Ranch Road, #10
                          Scottsdale, Arizona  85258-1516
                          Attention: Mr. Elgin C. White

                          With a Copy to:
                          Mr. Frank R. Buchanan
                          MaKensay Real Estate Services, Inc.
                          76 South Washington Street
                          Suite M-102
                          Seattle, Washington  98104

                          And a Copy to:
                          Mr. Henry H. Happel, III
                          Mundt, MacGregor, Happel, Falconer,
                            Zulauf & Hall
                          4200 First Interstate Center
                          Seattle, Washington  98104-4082

                       (b)Tenant: (before Commencement Date)
                          fine.com CORPORATION
                          1109 - 1st Avenue, Suite 212

                          Seattle, Washington  98101-2945
                          Attention: Jim Chamberlin

                       (c)Tenant:  (after Commencement Date)
                          fine.com CORPORATION
                          1118 Post Alley
                          Seattle, Washington  98101
                          Attention: Jim Chamberlin

                1.1.16 Broker. MaKensay Real Estate Services, Inc.

                Landlord shall be responsible for payment of all the aforementioned Broker's fees and commissions.

                1.1.17 Tenant. fine.com CORPORATION, a Washington corporation.

                1.1.18 Moving Allowance. Upon completion of Tenant Improvements and Tenant's occupancy of the Premises for the purpose of conducting its business therein, Landlord shall pay to Tenant a Moving Allowance of Four Thousand Six Hundred Ninety-Five and No/100 Dollars ($4,695.00).

            1.2 Exhibits and Addenda. The following exhibits or riders are attached to this Lease and incorporated herein:

                Exhibit 1:             Legal Description
                Exhibit 2:             Floor Plan of Premises
                Exhibit 3:             Tenant Improvements
                Exhibit 4:             Rules and Regulations
                Exhibit 5:             Declaration of Condominium
                Exhibit 6:             Personal Guaranty
                Addendum A:            First Right of Refusal for
                                        Expansion Space

     2. LEASE OF PREMISES

            2.1 Building Premises. On and subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.

            2.2 Parking. Landlord is undertaking to obtain use of at least two (2) outside parking stalls located north of the Building on Seneca Street (the "Parking Area"). For the fee set forth hereinbelow, Tenant shall have the right to the exclusive use of two (2) parking stalls in the Parking Area during all periods throughout the Lease Term, as it may be extended, that Landlord has the right to use the Parking Area. Tenant shall pay to Landlord a monthly fee for use of the two (2) stalls equal to the current monthly parking rate for two (2) spaces charged by the Watermark Garage (located west of the Building), less forty dollars ($40.00). Throughout the Lease Term, Landlord shall provide Tenant with at least ten (10) days' notice of any period during which the parking stalls will not be available for Tenant's exclusive use. During all periods throughout the Lease Term, as it may be extended, that Landlord does not make the parking stalls in the Parking Area available for Tenant's exclusive use, Tenant shall be entitled to a credit against Monthly Minimum Rent equal to Eighty Dollars ($80.00) per month.

     3. COMMENCEMENT AND EXPIRATION DATES

            3.1 Commencement Date.

                3.1.1 The Commencement Date shall be the date specified in
Section 1.1.5(a).

                3.1.2 Tenant shall be obligated to pay Minimum Rent to Landlord on the date first set forth in Section 1.1.5(b).

            3.2 Expiration Date. The Lease Term shall expire on the Expiration Date specified in Section 1.1.6, unless extended pursuant to Section 3.3 below.

            3.3 Option to Extend. Landlord hereby grants Tenant an option to extend the Lease Term for one (1) period of three (3) years and zero (0) months, commencing on the day after the Expiration Date.

                3.3.1 Exercise of Option. To exercise this option, Tenant shall give written notice to Landlord of its desire to extend the Lease Term at least two hundred twenty (220) days prior to the Expiration Date (the "Option Notice"). Landlord is under no obligation to notify Tenant of this deadline. Tenant understands and agrees that time is of the essence and unless so exercised by this deadline, the option hereby granted shall terminate and be null and void. This option to renew is expressly conditioned on the full and faithful compliance by Tenant with each and every of its obligations contained in the Lease.

                3.3.2 Terms of Lease During Option Period. If Tenant properly exercises the option to renew, it shall thereby bind itself to the lease of the Leased Premises for the period of three (3) years. During the extended term, each and every provision of the Lease shall remain unchanged and in full force and effect, including periodic Additional Charges, except as provided in this
Section 3.3.2.

                      3.3.2.1 The monthly Minimum Rent for the extended term shall be ninety-five percent (95%) of the "Market Minimum Rental" for the Leased Premises. The Market Minimum Rental for the Leased Premises shall be specified by Landlord and shall be the then current monthly base rental rate being offered by landlords for comparable space in comparable locations in downtown Seattle, Washington for a term equal to the extended term. Landlord shall notify Tenant in writing of the Market Minimum Rental for the extended term within twenty (20) business days after receipt of the Option Notice. If Tenant disagrees with the Market Minimum Rental specified by Landlord in such notice, it shall so notify Landlord within twenty (20) business days of delivery thereof by Landlord, and the parties shall meet as soon as possible thereafter in a good faith effort to resolve their disagreement. If the parties are still in disagreement twenty (20) business days after delivery of such notice from Tenant to Landlord, Tenant shall have three (3) business days thereafter to notify Landlord in writing of its irrevocable election to (i) cancel its option to extend to Lease Term, in which event the Lease shall terminate on the Expiration Date, or (ii) agree to submit the disagreement concerning the Market Minimum Rental to an M.A.I appraiser, as set forth herein below, whose decision shall be binding on the parties. Landlord and Tenant shall have five (5) business days to choose an M.A.I. appraiser familiar with rental rates for Seattle, Washington office space, and the appraiser shall then have twenty (20) business days to determine the Market Minimum Rental for the Leased Premises as provided herein. If Landlord and Tenant are unable to agree on the selection of an M.A.I. appraiser within such five (5) business days, each party shall have three (3) business days thereafter to select their own appraiser and such party appraisers shall have five (5) business days to select a third appraiser whose appraisal shall be completed within twenty (20) business days and shall be determinative of the Market Minimum Rental. The appraiser shall be instructed to set the Market Minimum Rental based on all relevant market factors for a new lease and considering the new Base Year for expenses as set forth in Section 3.3.2.2 and the tenant improvement allowance set forth in
Section 3.3.2.3. Until the Market Minimum Rental is determined as provided herein, the Tenant shall pay Minimum Rent based on the Market Minimum Rental specified by the Landlord, and if the Market Minimum Rental is subsequently determined to be different than the Market Minimum Rental specified by the Landlord, the Landlord or Tenant, as the case may be, shall reimburse the other for such difference.

                      3.3.2.2 Tenant's Share of Excess Expenses payable during the extended term shall be calculated based on the Base Year of 2001.

                      3.3.2.3 Landlord shall reimburse Tenant for up to Nine Thousand Three Hundred Ninety and No/100 Dollars ($9,390.00) for tenant improvements undertaken by Tenant after Tenant exercises its option to renew the Lease in accordance with this Section 3.3. Landlord shall pay Tenant's cost of such improvements upon completion of the tenant improvements and delivery to Landlord of satisfactory evidence of the cost of such improvements. All such improvements shall comply with the terms of Sections 10.2 and 10.3 hereof.

                3.4 Tenant's Obligations. If the Tenant Improvements, as defined in Exhibit 3 hereto, are not completed within ninety (90) days of the date specified in Section 1.1.5(a) due to delays caused by Tenant or Tenant's failure to fulfill any of its obligations under this Lease (including, without limitation, Tenant's failure to comply with the plan delivery dates described in
Exhibit 3), Landlord may at its option terminate this Lease. In the event of termination pursuant to this Section 3.3, Landlord shall retain any monies previously deposited by Tenant, and the parties shall have no further rights or obligations hereunder. Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection with any delay in the completion of the Tenant Improvements, or any termination of this Lease as a result hereof.

     4.  RENT

         4.1 Minimum Rent. Commencing on the date set forth in Section 1.1.5(b), Tenant agrees to pay to Landlord the minimum rent set forth in Section 1.1.7 ("Minimum Rent").

         4.2 Minimum Rent Increases. The monthly Minimum Rent shall be increased as set forth in Section 1.1.8, effective on the dates provided therein, and Tenant shall promptly pay the same.

         4.3 Additional Charges. In addition to Minimum Rent (as it may be increased), Tenant shall also pay, as additional charges, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, but not limited to, Tenant's Share of Excess Expenses defined in
Section 5.4 (collectively called "Rent").

         4.4 Method of Payment. Tenant shall pay Rent to Landlord in lawful money of the United States without demand and without any reduction, abatement, counterclaim or offset at Landlord's address set forth in Section 1.1.15(a) or to such other person or entity or at such address as may be designated by Landlord from time to time, as follows:

             4.4.1 The Minimum Rent set forth in Sections 1.1.7 and 1.1.8 shall be due and payable in advance on the first day of each calendar month during the Lease Term and any extension or renewals thereof.

             4.4.2 Except as otherwise expressly provided in this Lease, all other Rent (including, but not limited to, Tenant's Share of Excess Expenses) shall be due and payable in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Lease Term and any extensions or renewals thereof.

         4.5 Prorated Installments. If the Lease Term commences on other than the first day of a month or ends on other than the last day of a month, then the Rent provided for herein for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance.

         4.6 Interest and Late Charges. All payments of Rent not received by Landlord on or before each respective due date shall bear interest at an annual rate equal to eighteen percent (18%), from the date the Rent is due until paid; provided that if the maximum annual rate of interest permitted by applicable law shall be less than the rate of interest provided for herein, then all past due payments shall bear interest at the maximum rate permitted by applicable law from due date until paid. Tenant acknowledges the late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and economically impractical to ascertain. Therefore, if any payment of Rent due from Tenant is not received by Landlord within ten
(10) days after the due date, Tenant shall pay to Landlord (in addition to the interest above provided) a late charge of Fifty Dollars ($50.00) or two percent (2%) of the overdue Rent, whichever shall be greater. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant and is in addition to any interest charges on past due Rent. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. The provisions of this Section 4.8 in no way relieve Tenant of the obligation to payment Rent on or before the due dates.

            4.7 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord as a security deposit the amount set forth in Section
1.1.9. This deposit shall constitute a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may, but shall not be obligated to, use the security deposit or any portion of it to cure Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, deposit with Landlord the amount so applied. The Security Deposit shall not be available to Landlord to repair ordinary wear and tear to the Premises or to remove any of the approved Tenant Improvements installed by Tenant. Landlord shall have no obligation to keep the security deposit separate from its general funds. Tenant shall not be entitled to interest on the deposit. If Tenant is not in default under this Lease, then the security deposit or the balance not so used or retained shall be returned to Tenant within thirty (30) days after the end of the Lease Term. If Landlord sells, assigns or otherwise transfer its interest in this Lease, Landlord shall also transfer the security deposit. On such transfer, Landlord shall be relieved from all liability for the return of the deposit, and Tenant shall look solely to the new landlord for the return of the deposit. Tenant may not assign or encumber its deposit, and Landlord may treat any attempted assignment or encumbrance as void.

     5.  TENANT'S SHARE OF EXPENSES

         5.1 Direct Expenses. As used in this Lease, "Direct Expenses" shall mean all costs and expenses (except specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance and repair of the Property and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Property. All such Direct Expenses shall be determined by Landlord in accordance with generally accepted accounting and management practices which shall be consistently applied (with reserves appropriate to Landlord's business). Direct Expenses include but are not limited to the following:

             5.1.1 All taxes, payments in lieu of taxes, excises, assessments (other than assessments that were levied in connection with the original construction of the Building), levies, fees, charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Property, its operations or the rent provided for in this Lease (excluding any income taxes payable by Landlord). If any assessments are payable in annual installments, Tenant shall be responsible only for the pro-rata portion thereof due during the Lease Term. Tenant will be directly responsible for all taxes and assessments or payments in lieu thereof on Tenant's Personal Property, Tenant's Tenant Improvements and Tenant's Alterations which are not part of the Premises, as set forth in Section 6;

             5.1.2 Costs of all insurance, including but not limited to fire, casualty, liability and rental abatement insurance applicable to the Property and Landlord's equipment and other property used in connection therewith;

             5.1.3 All supplies, material and equipment used in the operation and maintenance of the Property;

             5.1.4 Wages, salaries and related expenses and benefits of all employees engaged in the operation, maintenance and security (if any) of the Property;

             5.1.5 Costs of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant and third parties, and alterations attributable solely to tenants of the Property other than Tenant);

             5.1.6 Costs of utilities, including water, sewer, trash, power, heating, lighting, air conditioning and ventilating the entire Property (except specific costs which are separately billed to and paid by specific tenants). This is a "full service" Lease and Tenant's utility costs for usage during Normal Business Hours in the quantities set forth in Sections 8.2.2 and 8.2.3 hereof shall be included in the Direct Expenses (and Excess Expenses after the Base Year) of the Commercial Complex;

             5.1.7 Management costs and the costs of all maintenance, janitorial and service agreements for the Property and the equipment therein, including, without limitation, fire and life safety system, alarm service (if any), window cleaning (if any), and elevator maintenance (if any);

             5.1.8 Amortization of capital improvements made to the Property subsequent to the execution of this Lease which will improve the operating efficiency of the Property or which may be required by governmental authorities, provided that amortization of tenant improvements of Tenant or any other tenants shall not be considered a Direct Expense;

             5.1.9 Any license, permit, and inspection fees (except those incurred in connection with tenant improvement work);

             5.1.10 Reasonable reserves as determined by Landlord to cover costs of long-term programmed maintenance, including but not limited to air conditioning, heating and elevator maintenance (if any);

             5.1.11 If any equipment, repairs, replacements or improvements are capital in nature with a useful life in excess of one (1) year, Landlord shall bill Tenant in any one (1) year only that fraction of such cost as represents the cost divided by the useful life of such repair, capital improvement or assessment. Such useful life shall be determined by Landlord in accordance with generally accepted accounting and management practices and the bases of such determination shall be available to Tenant pursuant to Section 5.5;

             5.1.12 Fees, charges and other costs, including management fees, consulting fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Commercial Complex; and

             5.1.13 Assessments levied against the Property by the downtown business association.

         5.2 Base Year. The "Base Year" for the purpose of calculating Direct Expenses for the initial five year term of the Lease shall be the 1996 calendar year. The Base Year for the extended term of the Lease, if any (as provided in Section 3.3), shall be 2001.

         5.3 Excess Expenses. Excess Expenses with respect to any Expense Year (defined below) after the initial year of the Lease Term shall be the amount by which the Direct Expenses for such Expense Year exceed the annualized Direct Expenses for the Base Year. No Excess Expenses shall be due or payable by Tenant during the 1996 calendar year. Provided, however, that if the Commercial Complex is less than ninety-five percent (95%) occupied in the Base Year, Landlord shall calculate Direct Expenses for 1996 as if the Commercial Complex was ninety-five percent (95%) occupied. As used herein, "Expense Year" shall mean each twelve
(12) consecutive month period commencing on January 1st of each year.

         5.4 Tenant's Share of Excess Expenses. Tenant shall pay to Landlord as Additional Charges, one twelfth (1/12) of Tenant's Share of Excess Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant. Tenant's Share shall mean the total of Landlord's

Excess Expenses for the Commercial Complex, multiplied by the percentage set forth in Section 1.1.4.2 hereof. With reasonable promptness after the expiration of each Expense Year in which Tenant is obligated to pay Excess Expenses, Landlord shall furnish Tenant with a statement ("Landlord's Expense Statement"), setting forth in reasonable detail the Direct Expenses for such Expense Year, and Tenant's Share. If Tenant's Share exceeds the estimated Excess Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and Tenant's Share of actual Excess Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement. If the total amount paid by Tenant for Excess Expenses for any such Expense Year shall exceed Tenant's Share of actual Excess Expenses for such Expense Year, such excess shall be credited against the next installment of estimated Excess Expenses or other Rent due from Tenant to Landlord hereunder. If any part of the first or last years of the Lease Term, as extended, includes less than an entire Expense Year, Tenant's obligations under this Section 5.4 shall be apportioned so that Tenant shall pay only for such parts of such Expense Year as are included in the Lease Term. Landlord may, pending the determination of the amount of actual Excess Expenses for the partial Expense Year in which the term ends, furnish Tenant with a statement of estimated Excess Expenses and Tenant's Share thereof for such partial Expense Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Charges, the amount of Tenant's Share of anticipated Excess Expenses. After the actual Excess Expenses have been determined, Tenant shall remit the amount of any underpayment to Landlord within fifteen (15) days of receipt of Landlord's Expense Statement, and, if there shall have been an overpayment by Tenant, Landlord shall remit the amount of any such overpayment to Tenant within fifteen (15) days of the issuance of Landlord's Expense Statement.

         5.5 Books of Account. Landlord shall keep full and accurate books of account covering Direct Expenses and Excess Expenses at the office of Landlord stated in Section 1.1.15 or another convenient location in Seattle selected by Landlord. During the term of this Lease, Tenant shall have the right to inspect such books of account annually at a reasonable time on ten (10) days prior written notice to Landlord.

     6.  PROPERTY TAXES

     Tenant shall pay or cause to be paid, before delinquency, any and all taxes or charges in lieu thereof, levied or assessed and which become payable during the Term hereof upon Tenant's Personal Property located on the Property and any Tenant Improvements and Alterations which are not part of the Premises. In the event any or all such improvements or Personal Property shall be assessed and taxed with the Building, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes owed by Tenant.

     7. USE AND CARE OF PREMISES

        7.1 Permitted Use. The Premises shall be used and occupied by Tenant solely for the Permitted Use described in Section 1.1.10 and for no other use or purpose without the prior written consent of Landlord. Tenant agrees that it has determined to its satisfaction that the Premises can be used for these purposes, and waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Lease Term.

        7.2 Operation. Tenant shall occupy the Premises subject to the following:

            7.2.1 If the Premises are damaged or destroyed or partially taken by condemnation and this Lease shall remain in full force and effect, Tenant shall continue the operation of its business at the Premises to the extent reasonably practical during any period of repair.

            7.2.2 If the Premises should be closed and the business of Tenant temporarily discontinued because of strikes, walkouts, or similar causes beyond Tenant's control, Tenant shall be temporarily relieved of its obligation to keep the Premises open for, and to conduct business on, the Premises during the hours and days specified above; provided that if Tenant's business on the Premises shall be discontinued for a period of sixty (60) consecutive days by reason of any such cause beyond Tenant's control, then Landlord may, at its option, terminate this Lease by written notice to Tenant. Such notice shall be effective on receipt thereof by Tenant. All Rent owed up to the time of effective date of such notice shall be paid by Tenant and this Lease shall terminate as of the effective date of such notice.

The parties agree that lack of financial resources is not a cause beyond Tenant's control.

         7.3 Insurance. Tenant shall not do, bring, keep or permit anything to done, brought, or kept in or about the Premises or the Property that will increase the existing rate of insurance on the Property or any part thereof, or any of its contents, or that will cause the cancellation of any insurance policies covering the Premises, the Property, any part, or any of the contents thereof. If any insurance premium is increased as a result of Tenant's use or activity, Tenant shall pay the increase within ten (10) days after receipt of Landlord's invoice therefor.

         7.4 Disturbance of Other Occupants. Tenant shall conduct its business and control its agents, employees, contractors and invitees in such a manner as not to obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy or disturb them. Tenant shall not use or allow the Premises to be used for any improper, unlawful, disreputable or objectionable purpose, nor shall Tenant cause or permit any nuisance in, on or about the Premises or the Property, nor do or permit anything to be done in the Premises at any time which impairs the character and reputation of the Commercial Complex as a first-class retail and office complex as reasonably determined by Landlord.

         7.5 Care of the Premises. Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and repair; provided, however, that the foregoing acknowledgement shall not limit Landlord's obligations of maintenance and repair set forth in this Lease. Tenant shall take good care of the Premises and shall not commit or suffer to be committed any waste, damage or injury to the Premises or the Property.

         7.6 Compliance with Rules and Regulations. The Rules and Regulations attached to this Lease as Exhibit 4 are a part of this Lease and Tenant shall comply with them. Landlord shall have the right from time to time to promulgate amendments and additional rules and regulations for the safety, care and cleanliness of the Premises and the Property, and for the preservation of good order. On delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with them, and a violation of any of them shall constitute a default by Tenant under this Lease. The Rules and Regulations are not made to restrict Tenant unnecessarily, but to enable Landlord to operate the Property in a way which will be beneficial and advantageous to both parties. If there is an express and direct conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of the Lease shall control. Landlord shall not be liable to Tenant or to any third parties for failure of other tenants and occupants of the building to perform or observe the Rules and Regulations.

         7.7 Signs. Landlord will include Tenant's name on the existing building directory located in the lobby of the Post Alley entrance, and will provide, at Landlord's expense, signage indicating Tenant's name on the exterior of the doors of the Building on Post Alley and Seneca Street. All such signage shall be of a size, style and character consistent with existing signage at those locations and consistent with the character of the building and the neighborhood. At Tenant's expense, Tenant may install a sign bearing its name on the exterior of the building at Post Alley and Seneca Street of a size, style and character comparable to the existing signage at such location for the tenant William Polk & Associates. Tenant shall submit the design and placement of such signage to Landlord in advance for Landlord's approval. Tenant shall not place upon or install in windows, walls or exterior doors of the Premises or any part of the Premises visible from the exterior of the Premises any signs, symbols, canopies, awning, window coverings or other advertising or decorative material without obtaining the prior written consent of Landlord.

         7.8 Compliance with Laws. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Property at any time which will in any way conflict with any judicial decision, constitution, statute, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties, the Premises or the Property in effect now or at any time during the Lease Term, including, without limitation, any regulation or order of a quasi-official entity or body such as a board of fire examiners, underwriters or public utility. Tenant shall, at its sole cost and expense, promptly comply with all laws relating to or affecting the condition, use or occupancy of the Premises, except that Tenant shall not be required to make any repairs, alterations or additions to the roof, foundations, bearing walls or other structural parts of the Property ("structural alterations") required by law or to cure a violation of codes or laws existing prior to the Occupancy Commencement Date. Landlord shall make or cause to be made structural alterations required by law provided that if such structural alterations are required as a result of Tenant's particular and specific use of the Premises at the time, Tenant shall pay all costs and expenses incurred by Landlord in making such structural alterations within ten (10) days after receipt of Landlord's invoice therefor. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 7.8.

         7.9 Hazardous Material.

             7.9.1 Tenant's Obligations. As used herein, the term "Hazardous Material" means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or any part of the Building, or if contamination of the Premises or any part of the Building by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless for any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or usable space, or of any amenity of the building or the Premises, damages arising from any adverse impact on marketing of space at the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions, or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building, without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or any part of the Building. Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Building to the condition existing prior to the introduction of any such Hazardous Material caused or permitted by Tenant; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such action would not potentially have any material adverse long-term or short-term effect on the Premises or the Building.

                7.9.2 Landlord's Obligation. If the presence of Hazardous Materials on the Premises caused or permitted by Landlord (and not caused by Tenant) results in contamination of the Premises or any part of the Building, or if contamination of the Premises or any part of the Building by Hazardous Materials otherwise occurs for which Landlord is legally liable to Tenant for damage resulting therefrom, then Landlord will remove or encapsulate such Hazardous Materials, at its sole cost and expense, as necessary to correct such contamination or comply with applicable laws and regulations.

         8. LANDLORD MAINTENANCE; SERVICES AND UTILITIES

         Landlord covenants and agrees with Tenant that so long as Tenant is not in default of any of its obligations under this Lease, Landlord shall undertake the following:

            8.1 Maintenance. Landlord shall maintain or cause to be maintained in reasonably good order and condition the Premises and the Common Areas, including lobbies, stairs, restrooms, the central heating, ventilation and air conditioning system, water, sewer, fire protection and mechanical and electrical distribution systems and equipment serving the Property and the structural portions of the Property. Any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Property, including the Premises, or in or to the fixtures, appurtenances and equipment therein, shall not be deemed to be an eviction of Tenant or relieve Tenant of any of its obligations hereunder, it being agreed that such repairs, maintenance, alterations and improvements will be accomplished with as little inconvenience to Tenant as reasonably possible. The costs of any maintenance of or repairs to the Premises provided or caused to be provided by Landlord which are in addition to the maintenance and repair services ordinarily provided to tenants in the Commercial Complex will be paid in the manner provided for payment of extra electricity in Section 8.2.3 of this Lease.

         8.2 Other Services and Utilities. Landlord shall:

             8.2.1 Furnish or cause to be furnished janitorial services to the Premises Monday through Thursday and Sundays (excluding legal holidays) of the kind and with the frequency that such services are, in Landlord's judgment, customarily furnished to tenants in comparable retail buildings in the immediate marketing area. Such janitorial services shall include lamp replacement service for Building Standard light fixtures, rest room supplies and exterior window washing at reasonable intervals. The cost of any janitorial services that are provided or caused to be provided by Landlord which are in addition to service ordinarily provided to tenants in the Commercial Complex shall be paid in the manner provided for the payment of extra electricity in Section 8.2.3 of this Lease.

             8.2.2 Provide or cause to be provided HVAC required in Landlord's judgment for the comfortable use and occupancy of the Premises during Normal Business Hours set forth in Section 1.1.11 of this Lease.

             8.2.3 Furnish or cause to be furnished to the Premises during Normal Business Hours electricity for lighting and the operation of low power usage office machinery, and water, both in quantities usually furnished or supplied by Landlord to tenants leasing space in the Commercial Complex. The cost of furnishing HVAC, electricity and water in the quantities set forth in Sections 8.2.2 and this Section 8.2.3 during Normal Business Hours shall be included in Direct Expenses (as defined in Section 5.1).

             8.2.4 The Building's mechanical system is designed to accommodate heating loads generated by lights and equipment using up to two and one-half (2.5) watts per square foot. Before installing lights and equipment in the Premises which in the aggregate would exceed such amount, Tenant shall obtain the prior written consent of Landlord. Landlord may refuse to grant its consent unless Tenant agrees to pay the costs of installing supplementary air conditioning capacity or electrical systems necessitated by such equipment or lights. In addition, Tenant shall, on the first day of each month during the Lease Term, pay Landlord in advance the reasonable amount estimated by the Landlord as the cost of (i) furnishing electricity for the operation of such equipment or lights, (ii) operating and maintaining supplementary air conditioning units necessitated by Tenant's use of such equipment or lights, and (iii) electricity and HVAC to Tenant during other than Normal Business Hours. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electricity and the HVAC systems resulting from such equipment and lights and from Tenant's HVAC or electricity requirements during other than Normal Business Hours. Tenant shall comply with Landlord's instruction for the use of drapes, blinds and thermostats in the Building.

             8.2.5 Furnish elevator service, which shall mean service by nonattended automatic elevators.

             8.2.6 Maintain or cause to be maintained in the lobby of the Property a directory board which shall include the name of Tenant.

         8.3 Tenant's Negligence. Tenant has a positive obligation to care for the Premises as set forth in Section 7.5. In the event any repair or maintenance described in Section 8.1 is occasioned by the act, omission, or neglect of Tenant or any persons who may be in or upon the Premises or the Property with the express or implied consent of Tenant (including Tenant's officers, contractors, agents, invitees, guests and employees), Tenant shall pay Landlord the costs of such maintenance and repair on Landlord's demand.

         8.4 Landlord's Negligence. Landlord shall not be in default under this Lease and shall not be liable to Tenant for any loss or damage to person or property, or any inconvenience or interference with Tenant's business caused by or resulting from Landlord's failure to perform its obligations under Section
8.1 unless such failure shall persist, due to Landlord's negligence, for an unreasonable period of time after written notice of the need for repair or maintenance has been given by Tenant to Landlord.

         8.5 Rent. There shall be no abatement of rent (except as provided in Sections 13.4 and 14.6) and Landlord shall not be liable or responsible to Tenant for any loss or damage to person or property or for inconvenience to, or interference with Tenant which may arise through repair, maintenance or alteration of any part of the Property.

         8.6 Failure or Interruption of Services. Landlord does not warrant that any of the services and utilities described above will be free from variation, interruption, or failure. Should any of the facilities utilized in bringing the above-described services to the Premises break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of Rent or for damages directly or indirectly caused by or resulting from:

             8.6.1 The installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities or services.

             8.6.2 The failure to perform or furnish, or the delay in performing or furnishing, any such maintenance, repair, utilities or services where such failure or delay is caused by acts of God, the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Building; or

             8.6.3 The limitation, curtailment, rationing or restriction of use of water or electricity, gas or any other form of energy or any other service or utility serving the Premises or the Property. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption.

         8.7 Waiver of Self Help and Deduct. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance now or hereafter in effect.

     9.  COMMON AREAS

         9.1 Definition. The term "Common Areas" means those parts of the Property in which the Premises are located and related areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Building and their respective authorized representatives, guests and invitees. Common Areas may include, without limitation, designated pedestrian walkways and patios, landscaped areas, public lobbies, elevators, sidewalks, loading areas, parking areas, service corridors, rest rooms, stairways, arcades and roads, and mechanical, telephone and electrical rooms.

         9.2 License. Landlord gives to Tenant and its agents, employees, contractors, authorized representatives, invitees and guests, the nonexclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord's rights to:

             9.2.1 Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

             9.2.2 Close any of the Common Areas to the extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

             9.2.3 Close temporarily any of the Common Areas for purposes of cleaning, maintenance, repair, alterations, improvements or additions;

             9.2.4 Designate other property to become part of the Common Areas; and

             9.2.5 Makes changes to the Common Areas including, without limitation, changes in the arrangement and/or location of passageways, doors, doorways, corridors, elevators, stairs, or toilets; provided, however, Landlord shall not make any change which will prevent access to the Premises.

         10. IMPROVEMENTS AND ALTERATIONS TO THE PREMISES

             10.1 Initial Improvements. The design and construction of, and payment for, all initial leasehold improvements to the Premises ("Tenant Improvements") shall be as provided in Exhibit 3.

             10.2 Alterations. After the completion of Tenant Improvements, Tenant may make, at its expense (except as provided in Section 3.3.2.3), such non-structural alterations, additions and improvements (collectively called "Alterations") to the interior of the Premises during the term of this Lease that Tenant requires in order to use the Premises for the Permitted Use, provided that the following requirements have first been satisfied:

                  10.2.1 Tenant shall submit to Landlord reasonably detailed final plans and specifications and working drawings of the proposed Alterations, and the name of Tenant's proposed contractor who must provide Landlord with a Certificate of Insurance covering Contractor's Liability, Workmen's Compensation and Property Damage, and naming Landlord as additional insured. Said Certificate shall be issued prior to the commencement of the Alterations.

                  10.2.2 Landlord shall have given Tenant written notice of Landlord's approval of said final plans, specifications, working drawings, the proposed contractor, and insurance carried by the proposed contractor. Landlord shall be deemed to have approved said plans, specifications, drawings, contractor and insurance if Landlord has not disapproved the same within ten
(10) business days after Landlord receives them. Landlord may withhold its approval for any reason which Landlord deems sufficient, but shall give Tenant written notice of the reasons for Landlord's disapproval.

                  10.2.3 The Alterations shall be approved by all appropriate government agencies and all applicable permits and authorizations shall be obtained before commencement of any Alterations.

                  10.2.4 Prior to the commencement of construction of any Alterations which will cost more than $5,000.00 (exclusive of the costs of decorating work and items constituting Tenant's

Property), as estimated by a reputable contractor designated by Landlord, Tenant as its sole cost shall cause its selected contractor to furnish to Landlord a performance and completion bond (issued by a corporate surety or an insurance company qualified to do business in the State of Washington) in a sum equal to one hundred twenty-five percent (125%) of the estimated cost of such Alterations (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of such Alterations free and clear of all liens and other charges in accordance with the plans and specifications approved by Landlord.

                  10.2.5 Tenant's Contractor shall carry the minimum liability limits as specified for Tenant in Section 1.1.14 of the Lease.

Alterations shall be completed with due diligence in compliance with all applicable laws, with plans, specifications and working drawings approved by Landlord, and by the contractor approved by Landlord.

             10.3 Rules and Regulations. All work by Tenant or Tenant's contractor shall be done in compliance with the Rules and Regulations attached as Exhibit 4 to this Lease. All debris, trash, refuse and waste materials shall be stored only within the Premises and shall be regularly removed therefrom by Tenant at its cost. All Alterations shall be made in a manner that will not unreasonably disturb or interfere with other tenants in the Building. Tenant shall also comply with the use restrictions set forth in the Declaration of Condominium for the Building attached hereto as Exhibit 5.

             10.4 Landlord's Property. All Tenant Improvements and Alterations (expressly including without limitation all light fixtures and floor coverings, but expressly excluding any unattached trade fixtures, appliances, and equipment which do not become a part of the Premises) shall become the property of Landlord and shall remain on and be surrendered with the Premises on expiration or earlier termination of the Lease, except that Landlord may, at the time of Landlord's approval of Alterations as set forth in Section 10.2.2 above, identify any Alterations which Tenant shall be required to remove upon expiration or termination of the Lease Term, and Tenant shall remove the same and, at its sole cost and expense, shall repair and restore the Premises to its standard condition. For purposes of this Section, "standard condition" means the Premises with the Tenant Improvements described in Exhibit 3, reasonable wear and tear excepted.

             10.5 Locks, Plumbing and Wiring. Tenant shall not make changes to locks on doors or add to, disturb or in any way change any plumbing or wiring without the prior written consent of Landlord and in accordance with the requirements of this Section.

         11. LIENS

             11.1 Mechanics' Liens. Tenant shall keep the Premises and the Property free and clear from any liens or lien claims arising out of work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold Landlord harmless from any liability for losses or damages resulting directly or indirectly from any such liens or lien claims and from any work performed on or about the Premises by Tenant, its agents, employees, contractors or subcontractors. If any lien or lien claim is filed against any part of the Property (including the Premises) by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord at Tenant's expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord indemnifying Landlord and the Property against all liability, cost and expenses, including attorneys' fees, which may result therefrom. If such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest by appropriate proceeding conducted in good faith and with due diligence any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant if such proceedings suspend the enforcement and collection of the lien or lien claim and neither the Premises nor any part of the Property nor any interest therein is or will be in any danger of being sold, forfeited or lost.

             11.2 Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all fixtures, furniture, and inventory, including all proceeds thereof, of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 11.2 at public or private sale. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

         12. INSURANCE AND INDEMNIFICATION

             12.1 Indemnification. Landlord shall not be liable for injury to any person, or for the loss of or damage to any property (including property of Tenant) occurring in or about the Leased Premises from any cause whatsoever, except, and to the extent of any loss or damage caused by Landlord's gross negligence or willful misconduct. Notwithstanding anything in this Lease, Landlord shall in no event be liable to Tenant for any damage to the Premises for any loss, damage or injury to any Property in or on the Premises occasioned by bursting, rupture, leakage, or overflow of any plumbing or other pipes (including but not limited to water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or wash stands or other similar cause in, above, upon or about the Premises or the Property. Except to the extent caused by Landlord's negligence or willful misconduct, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys' fees) arising, claimed, charged or incurred against, or by Landlord from any matter or thing arising from Tenant's use of the Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part or to be performed under the terms of the lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guests, or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding is brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord.

             12.2 Concurrent Negligence. In the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises or the Building, Tenant's obligation to indemnify Landlord as set forth in this Section 12.2 shall be limited to the extent of Tenant's negligence, and that of its agents, employees, sublessees, invitees, licensees, or contractors, including Tenant's proportional share of costs, and attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. Tenant hereby agrees to waive its immunity under Industrial Insurance, Title 51 of the Revised Code of Washington, but only to the extent required so that Tenant shall be obligated to indemnify Landlord, its partners, agents, employees or contractors as set forth in this Section 12.2. Tenant and Landlord further agree that this indemnification provision was specifically negotiated and agreed to by the parties hereto. None of the events or conditions set forth in this Section shall be deemed constructive or actual eviction or entitle Tenant to any abatement or reduction of rent.

             12.3 Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive general liability insurance insuring Tenant's activities with respect to the Premises against loss, damage or liability for personal injury or death or loss or damage to property with the limits set forth in
Section 1.1.14. For such policies with a general aggregate limit such general aggregate limit shall be not less than Two Million Dollars ($2,000,000) with the occurrence limit not less than One Million Dollars ($1,000,000). In the event Tenant obtains a policy with the general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord's reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage, and Tenant within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space of similar quality in the immediate market area in determining what is reasonable protection thereunder.

             12.4 Property Insurance. During the Lease Term, Tenant shall also maintain, at its own cost and expense, property insurance covering the furniture, fixtures and equipment in an amount equal to ninety percent (90%) of the replacement cost thereof.

             12.5 Policy Requirements. The insurance required under this Section 12 shall be with companies rated A-VIII or better in Best's Insurance Guide (or such comparable or better rating as selected by Landlord in the event of a change in rating designations). Landlord and its managing agent shall be named as an additional insured. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums except upon forty-five (45) days prior written notice to Landlord, and only after ten (10) days prior written notice to Landlord for non-payment of premiums.

             12.6 Delivery of Policies. Tenant shall deliver to Landlord upon the Commencement Date, and thereafter, not less than five (5) days before the expiration of any expiring policies, and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under the Lease.

             12.7 Failure to Maintain. If Tenant fails or refuses to maintain any insurance required by this Section 12, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate to protect Landlord, and any and all premiums paid or payable by Landlord therefor shall be deemed to be Additional Charges and shall be due on the payment date of the next installment of Rent due hereunder. The failure to obtain or maintain any insurance required by this Section shall constitute a default under the Lease.

             12.8 Waiver of Subrogation. Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under workers' compensation laws and benefits, whether due to negligence or any other cause, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage, or was required to be covered by the Lease; provided that this Section 12 shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant.

             12.9 Landlord's Insurance. Landlord agrees to maintain or cause to be maintained policies of insurance for the full replacement value of the Building insuring the Building against the perils of fire. Notwithstanding the foregoing, if during the Lease Term and in Landlord's reasonable judgment the policy limits set forth hereunder are no longer adequate or no longer necessary to provide reasonable protection to Landlord or the Building, Landlord may so notify Tenant and modify its insurance accordingly. Reference may be made to policy amounts and coverages maintained by other landlords for buildings of a similar quality in the immediate market area in determining what is reasonable protection thereunder. The requirements of any lender of Landlord holding a security interest in the Building shall also be considered in determining what is reasonable protection thereunder. Subject to the provisions of 12.8 hereof, such insurance shall be for the sole benefit of Landlord and under its sole control.

         13. CASUALTY DAMAGE OR DESTRUCTION

             13.1 Obligation to Repair. Subject to the provisions of Sections
13.2 and 13.3, if the Premises or the Property are damaged by fire or other casualty, Landlord shall repair or cause the same to be repaired.

            13.2 Option to Repair. Repair shall be at the option of Landlord if insurance proceeds sufficient to pay the costs of repair are for any reason unavailable, or if Landlord determines that such repairs cannot be made within ninety (90) days from the date repair work begins. Landlord shall have the option ("Landlord's Option") within ninety (90) days after the date of such damage (except as otherwise provided herein) either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently undertake such repair, in which event this Lease shall continue in full force and effect subject to the Rent adjustment provisions of Section 13.4; or (b) notify Tenant of Landlord's election to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. If Landlord estimates that repairs cannot be completed within one hundred eighty (180) days from the date such repair work begins, Landlord shall, within ninety (90) days from the date of such damage, notify each tenant whose premises are so affected, stating the period of time which Landlord estimates will be required to complete the repair ("Landlord's Notice"). Each such tenant shall thereafter have the option to terminate its lease by delivering written notice of the exercise of the option to terminate ("Tenant's Notice") to Landlord within thirty (30) days from the date such tenant receives Landlord's Notice. Within thirty (30) days after the expiration of the time within which any such tenant may give Tenant's Notice, Landlord shall exercise Landlord's Option to repair or terminate.

            13.3 Right to Terminate. If the Building shall be so damaged (whether or not the Premises shall be affected) that the owner or owners of the Building (or the condominium units then comprising the Building) shall decide not to repair or restore, or shall decide to demolish or to completely rebuild the building in such a way as to alter the Premises materially, Landlord may, within ninety (90) days after the date of such damage (or such later date as such decision shall be made in cases where the decision must be made by the owners of such condominium units), terminate this Lease by written notice to Tenant as of the date specified in such written notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given.

            13.4 Rent. Until repairs are completed, or until termination of this Lease is effective, whichever may be the case,

Minimum Rent shall be abated in the same proportion as the Rentable Area of the Premises which Landlord reasonably determines is unfit for occupancy bears to the Rentable Area of the Premises prior to the damage. There shall be no abatement of Minimum Rent if the damage was caused in whole or in part by the act or omission of Tenant, its agents, employees, licensees, contractors or invitees. If this Lease shall be terminated as provided in this Section 13, Minimum Rent (as so abated and adjusted) shall be prorated to the effective date of termination, and if not paid prior to termination, Tenant's obligation to pay the same shall survive any termination of this Lease. Landlord shall refund to Tenant any unearned Rent previously paid to Landlord.

            13.5 Scope of Repairs. If Landlord is obligated or elects to repair the Premises or the Property, modifications to conform to then applicable governmental rules and regulations or then available means of construction may be made. Landlord will not carry insurance of any kind on Tenant's trade fixtures, equipment, furniture, furnishings or other personal property and has no obligation to repair or replace any of them.

      14. CONDEMNATION

            14.1 Definitions.

                  14.1.1 "Condemnation" means (a) the exercise of any governmental power to acquire property, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer of property to any condemnor either under threat of the exercise of such governmental power or while legal proceedings for the exercise of such governmental power are pending.

                  14.1.2 "Condemnor" means any public or quasi-public authority or private corporation or individual having the power of Condemnation.

                  14.1.3 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            14.2 Total Taking. If all of the Premises or such portions of the Building as are required for the reasonable use of the Premises are taken by Condemnation, this lease shall automatically terminate as of the Date of Taking and Rent shall be paid to that date by Tenant.

            14.3 Partial Taking. If a portion of the Property is taken by Condemnation (whether or not the Premises are affected) and (i) Landlord (or the owners of the condominium units then comprising the Property) determine that the remaining portions cannot be economically and effectively used by it (or them) or (ii) if the Property or any part thereof has been submitted to the Horizontal Property Regimes Act and such Condemnation results in a termination of the condominium pursuant to the condominium declaration or (iii) in the opinion of Landlord (or the owners of the condominium units then comprising the Property) the Building should be restored in such a way as to alter the Premises materially, then Landlord shall have the option to terminate this Lease. If a portion of the Premises is taken by Condemnation, this Lease shall automatically terminate as to the portion so taken as of the Date of Taking. If the portion of the Premises taken renders the remaining portion untenable and unusable by Tenant, Tenant shall have the option to terminate this Lease.

            14.4 Restoration and Repair. If a portion of the Premises shall be so taken and neither party shall elect to terminate this Lease, then Landlord shall, to the extent of severance damages received by Landlord and equitably allocated by Landlord among the Premises and other portions of the Property, repair the damage to the Premises at Landlord's cost and expense; provided, however, that Landlord shall have no obligation to repair or replace any Tenant Improvements, Alterations or Tenant's Personal Property, and any sums received by Tenant as a result of the taking shall be applied by it to restoration and repair of same.

            14.5 Exercise of Options. If either party elects to exercise any option to terminate the Lease under this Section 14, it shall do so by giving written notice of the election to the other party not later than ninety (90) days after the date the nature and the extent of the taking by Condemnation have been finally determined (whether by issuance of a certificate of public use and necessity or its equivalent by a court or other tribunal having jurisdiction over the Property or otherwise), and if such notice is so given, this Lease shall terminate on the earlier of the date stated in the Notice or the Date of Taking; provided, however, that the time for Landlord to give such notice shall be extended until such time as the owners of the condominium units, if any, then comprising the Building have reached a decision regarding disposition of those portions of the Building not taken by Condemnation.

            14.6 Unearned Rent and Rent Adjustment. If this Lease shall be terminated as provided in this Section 14, Rent shall be prorated to the effective date of termination, and Tenant's obligation to pay such prorated Rent shall survive any termination of this Lease. Landlord shall refund to Tenant any unearned Rent previously paid to Landlord. If this Lease shall not be so terminated, Minimum Rent shall be reduced effective on the Date of Taking in the same proportion that the Rentable Area of the portion of the Premises taken or rendered untenable by such Condemnation bears to the Rentable Area of the portion of the Premises immediately prior to the taking (provided that if circumstances make abatement based on square footage unreasonable, Minimum Rent shall be abated by a reasonable amount to be determined by Landlord), and Tenant's Share of Direct Expenses shall be recalculated effective on the Date of Taking.

            14.7 Award. All damages, compensation and any other proceeds from or for the taking or damaging of all or any part of the Property or the Premises, including, without limitation, any award made for the value of the leasehold estate created by the Lease (the "Award") shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord any and all claims to the Award except that Tenant shall be entitled to receive from the Award a sum equal to the lesser of (a) the unamortized cost of any Tenant Improvements and Alterations to the Premises paid for by Tenant which are taken by Condemnation or (b) the amount by which such Tenant Improvements and Alterations paid for by Tenant have enhanced the value of the property taken by Condemnation, subject however to the rights and claims of the holders or any mortgages or deeds of trust on the property taken by Condemnation. Nothing contained herein shall be construed as precluding Tenant from asserting any claim for damages which Tenant may have against the Condemnor for the disruption or relocation of Tenant's business on the Premises or for damages to any trade fixtures, equipment, furniture or furnishings owned by Tenant.

            14.8 Temporary Taking. The taking of all or any part of the Premises or the Property by military or other public authority shall not constitute a taking by Condemnation unless the use and occupancy by the taking authority continues for longer than one hundred eighty (180) consecutive days. During the 180-day period, all the provisions of this Lease shall remain in full force and effect except that Minimum Rent shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Tenant's use of the Premises. Landlord shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

      15. ASSIGNMENT AND SUBLETTING

            15.1 General. Tenant shall not voluntarily assign, encumber, mortgage, pledge, hypothecate, or otherwise transfer or dispose of this Lease or all or any part of its interest in this Lease or the Premises, or sublease all or any part of the Premises, or allow any other person (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Provided, however, Tenant may sublet a portion of the Premises to an affiliated entity, defined as an entity over which Tenant or Dan Fine has majority ownership and control, provided that Tenant gives Landlord written notice of such sublease and provided such affiliate complies with the covenants and restrictions of this Lease, including Section 1.1.10 concerning use of the Premises. Any other voluntary assignment, encumbrance, mortgage, pledge, hypothecation, sublease, occupation or use by another person, or other transfer or disposition without Landlord's written consent shall be voidable and, at Landlord's election, and shall constitute a default by Tenant.

            15.2 Notice of Proposed Assignment or Sublease. If Tenant wishes to assign this Lease or sublet the Premises or any part thereof, Tenant shall first given written notice to Landlord of its intention to do so ("Tenant's Notice") which notice shall contain the name of the proposed assignee or subtenant (collectively "Transferee"), the nature of the proposed Transferee's business to be carried on in the Premises, the terms and provisions of the proposed assignment or sublease, and such financial and other information with respect to the proposed Transferee and transfer as Landlord may reasonably require.

            15.3 Landlord's Options. At any time within sixty (60) days after Landlord's receipt of Tenant's Notice, Landlord may by written notice ("Landlord's Notice") to Tenant elect to:

                  15.3.1 Recapture the affected space by terminating this Lease as to the portion of the Premises covered by the proposed sublease or assignment effective upon a date specified in Landlord's Notice which date shall not be earlier than thirty (30) days nor later than sixty (60) days after Landlord's Notice, with a proportionate reduction of all rights and obligations hereunder that are based on the square footage of the Premises;

                  15.3.2 Consent to the proposed sublease or assignment; or

                  15.3.3 Disapprove the proposed sublease or assignment.

In the event Landlord's Notice states that Landlord elects to exercise the recapture option described in Section 15.3.1, above, Tenant shall have the option to withdraw Tenant's Notice of proposed transfer and not to proceed with the proposed sublease or assignment.

            15.4 Limitations on Landlord's Options. Notwithstanding the foregoing, in the event of a proposed assignment or sublease by Tenant, Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment if all of the following conditions are satisfied:

                  15.4.1 The use of the Premises by the proposed Transferee would be substantially the same as Tenant's use of the Premises;

                  15.4.2 The proposed Transferee is reputable and of sound financial condition;

                  15.4.3 The operations of the proposed assignee or sublessee would be managed in a manner and by persons whose qualifications and experience are acceptable to Landlord in its reasonable discretion;

                  15.4.4 The merchandise and/or services to be sold from the Premises by the proposed assignee or sublessee and the manner and methods of merchandising (including but not limited to advertising) are of a first-class quality, all as reasonably determined by Landlord; and

                  15.4.5 If the monthly Minimum Rent payable under the assignment or sublease agreement is more than the Minimum Rent being paid by Tenant to Landlord, Tenant shall pay to Landlord eighty percent (80%) of the difference between the Minimum Rent payable under said assignment or sublease and the Minimum Rent then being paid under this Lease. Brokerage fees and any direct expenses incurred by Tenant in preparing the space for the proposed assignee or sublessee, may be deducted from the Landlord's eighty percent (80%) share of the "profits."

            15.5 Approved Assignment or Sublease. If Landlord should fail to notify Tenant in writing of such election within the sixty (60) day period set forth in Section 15.3, Landlord shall be deemed to have elected the option described in Section 15.3.2, but subsequent written approval by Landlord of the proposed assignment or sublease shall be required as provided in that Section. Landlord's consent to any proposed sublease or assignment shall be subject to the following provisions.

                  15.5.1 Tenant may enter into such assignment or sublease, but only to the Transferee and upon the specific terms and conditions set forth in the Tenant's Notice.

                  15.5.2 Any sublease or assignment shall be subject to, and in full compliance with, all of the terms and provisions of this Lease.

                  15.5.3 No consent by Landlord to any assignment or sublease shall relieve Tenant of any obligation under this Lease.

                  15.5.4 Each Transferee shall assume all obligations of Tenant under this Lease and shall be and remain jointly and severally liable with Tenant for the payment of Rent and the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed; provided, however, that without limiting the obligations of Tenant under this Lease, the Transferee shall be liable to Landlord for rent only in the amount set forth in the assignment or sublease, unless otherwise agreed by the parties thereto.

                  15.5.5 No assignment shall be binding on Landlord unless Tenant and the Transferee shall deliver to Landlord a counterpart of the assignment and an instrument in recordable form that contains a covenant of assumption by the Transferee satisfactory in form and substance to Landlord and consistent with the requirements of this Section 15. The failure or refusal of the Transferee to execute an instrument of assumption shall not release or discharge the Transferee from its obligations set forth above.

            15.6 Costs Paid by Tenant. Whether or not Landlord consents to a proposed assignment or sublease, Tenant shall reimburse Landlord on demand for any and all costs that may be incurred by Landlord in connection with any proposed assignment or sublease including, without limitation, the cost of investigating the acceptability of the proposed Transferee, legal costs incurred in connection with each proposed assignment or sublease, and all other reasonable costs, including Landlord's overhead expenses.

            15.7 Transfer of Stock or Other Assets. If Tenant is a corporation, any merger, consolidation, liquidation, dissolution, or any change in the ownership of or power to vote a majority of its outstanding voting stock, whether voluntary, involuntary or by operation of law, shall be deemed a voluntary assignment of this Lease for purposes of this Section 15 unless Tenant's stock is listed on a recognized securities exchange. If Tenant is a partnership, any merger, consolidation, liquidation, dissolution, or any change in the ownership of a majority of the partnership interests, whether voluntary, involuntary or by operation of law, shall be deemed a voluntary assignment of this Lease for purposes of this Section 15. If Tenant consists of more than one person, any transfer, whether voluntary, involuntary, or by operation of law, from one person to the other, shall be deemed a voluntary assignment. Any direct or indirect sale or other transfer of all or a substantial part of the assets or control of Tenant to another person or entity, whether voluntary, involuntary or by operation of law, shall also be deemed a voluntary assignment for purposes of this Section 15.

      16. INVOLUNTARY TRANSFER

      No interest of Tenant in this Lease or the Premises shall be assignable or transferable by operation of law (including, without limitation, any transfers to testacy or intestacy). An involuntary assignment or transfer shall be deemed a default by Tenant, and Landlord may, at its option and without notice, to the extent allowed by law, terminate this Lease in which case this Lease shall not be treated as an asset of Tenant. Without limiting the generality of the foregoing, each of the following shall be deemed an involuntary assignment:

            16.1 Bankruptcy; Insolvency. If Tenant or any guarantor of Tenant's obligations is or becomes bankrupt or insolvent, makes an assignment for benefit of creditors, or a proceeding is instituted by or against Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings (unless, in the case of an involuntary proceeding against Tenant, the same is dismissed within sixty (60) days); or if Tenant is a partnership or consists of more than one person or entity, any partner, person or entity is or becomes bankrupt or insolvent, makes an assignment for benefit of creditors, or a proceeding is instituted by or against such partner, person or entity under any insolvency, bankruptcy, reorganization or other debtor relief proceedings (unless, in the case of an involuntary proceeding, the same is dismissed within sixty (60) days).

            16.2 Receivership. A receiver or trustee is appointed with authority to take possession of all or substantially all of the Premises, Tenant's interest in this Lease or Tenant's assets located at the Premises and such receiver or trustee is not removed within sixty (60) days.

            16.3 Attachment; Judicial Seizure. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of any right or interest of Tenant under this Lease which is not removed or discharged within thirty (30) days.

      17. QUIET ENJOYMENT

      Landlord covenants that it has full right and authority to make this Lease and that Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be observed and performed by it, and upon payment of Rent due hereunder as and when due, shall have quiet and peaceful possession of the Premises for the Lease Term as against any adverse claim of Landlord or any party claiming under Landlord, subject to the provisions of this Lease.

      18. ACCESS TO PREMISES

            18.1 Access to Building. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

            18.2 Pipes, Ducts and Conduits. Landlord reserves the right and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises.

            18.3 Access to Premises. Landlord and its authorized representatives shall have the right to enter the Premises at reasonable times to inspect, clean, make repairs, alterations or additions to the Premises or the Building, or to render any services to be provided by Landlord hereunder, to show the Premises to prospective tenants, purchasers or others, and for other reasonable purposes deemed necessary or desirable by Landlord. Any such actions by Landlord shall not be deemed to be an eviction of Tenant nor relieve Tenant of any of its obligations hereunder, it being agreed such will be accomplished with as little inconvenience to Tenant as reasonably possible. Except in cases of an emergency, Landlord shall provide Tenant with reasonable prior notice of its entry onto the Premises for all purposes other than for the purpose of providing janitorial and other regularly scheduled services. Nothing in this Section 18 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease.

            18.4 Obstruction of Windows. If at any time windows of the Premises are temporarily darkened or obstructed by reason of repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligation under this Lease.

            18.5 Access to Premises One Month Prior to Expiration. If, during the last month of the Lease term, Tenant has removed all or substantially all of Tenant's Property from the Premises, Landlord may, with three (3) days' prior notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

            18.6 Building Changes. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations and improvements in or to the Building as Landlord shall deem necessary or desirable. Notwithstanding the foregoing, Landlord shall obtain Tenant's prior consent to any changes, alterations or improvements which materially impair the appearance, configuration, or accessibility of the Premises.

      19. SURRENDER OF PREMISES AND HOLDING OVER

            19.1 Condition of Premises. Subject to Section 13, upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises and Tenant Improvements and any Alterations to the Premises (except those Alterations which Tenant is required to remove pursuant to Section 10.5) in good condition, ordinary wear and tear excepted.

            19.2 Removal of Tenant's Property. Tenant's movable equipment, furniture, furnishings, merchandise and other unattached movable property, including trade fixtures (collectively called "Tenant's Personal Property") installed or located at the Premises, shall be and remain the property of Tenant. In addition to Tenant's obligations under Section 10.5 hereof, upon the expiration or termination of the Lease, Tenant shall at its expense remove all of Tenant's Personal Property and the property of all persons claiming under Tenant, and shall repair or reimburse Landlord for the costs of repairing any damage to the Premises or the Property resulting from the installation or removal of such property. Any such property not so removed by Tenant shall be deemed abandoned and shall become the property of Landlord to dispose of as Landlord deems expedient without accounting to Tenant therefor. Except as otherwise required by law, Landlord may store such property in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of Tenant, with the right to sell any or all of such stored property at public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, with notice to Tenant as required by law; and the proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the costs of removal and storage, and third to payment of any other sums which may then be due from Tenant to Landlord under any of the terms of this Lease with the balance, if any, to be paid over to Tenant. Tenant waives all claims against Landlord for any damages resulting from Landlord's retention or disposition of any such property as provided herein.

            19.3 Holding Over with Landlord's Written Consent. If Tenant, with Landlord's written consent, remains in possession of the Premises after the expiration or termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided by law. During such month-to-month tenancy, Tenant shall pay all Rent provided in this Lease and all provisions of this Lease shall apply to the month-to-month tenancy, except those pertaining to term and option to extend (if any).

            19.4 Holding Over without Landlord's Written Consent. If Tenant, without Landlord's written consent, remains in possession of the Premises after the expiration or termination of this Lease, Tenant shall pay the greater of:

                  19.4.1 One hundred fifty percent (150%) of the Rent which Tenant was obligated to pay for the month immediately preceding the month in which this Lease expires or terminates for each complete or partial month of any such holdover; or

                  19.4.2 The total rent which other tenants have


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

agreed to pay for the Premises during the period of such holdover, if Landlord has leased all or part of the Premises to other tenants effective upon the expiration or termination of this Lease.

In the event of any unauthorized holding over, Tenant shall indemnify and hold Landlord harmless from and against all liability, losses, claims, causes of action, damages, costs and expenses (including without limitation attorneys' fees) resulting from Tenant's failure to surrender the Premises, including without limitation claims made by succeeding tenants resulting from Tenant's failure to surrender the Premises.

            19.5 Survival of Tenant's Obligations. Tenant's obligations under this Section 19 shall survive the expiration or termination of this Lease.

      20. ESTOPPEL CERTIFICATES

      Tenant shall, upon written request of Landlord, execute, acknowledge and deliver to Landlord, or its designee, a written certificate of Tenant stating:
(a) that Tenant has accepted the Premises (or if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor); (b) the Commencement and Expiration Dates of this Lease; (c) the date to which Rent under this Lease has been paid; (d) that this Lease is in full force and effect and has not been modified (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (e) whether or not there are, to Tenant's knowledge, then existing any defaults by the Landlord in the performance of its obligations under this Lease (and if so, specifying the same); (f) whether or not there are then existing any defenses against the enforcement of any obligations of Tenant under this Lease (and if so, specifying the same); (g) the amount of the security and prepaid Rent (if any) that has been deposited with Landlord; and (h) any other information requested. It is agreed that any such certificate delivered pursuant to this
Section 20 may be relied upon by a prospective purchaser or a mortgagee of any part of Landlord's interest in the Property, or an assignee of any mortgagee upon any part of the Landlord's interest in the Property. If Tenant shall fail to respond within five (5) days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to such prospective purchaser, mortgagee or assignee.

      21. SUBORDINATION

            21.1 Priority. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which all or a portion of the Property or all of a part of Landlord's interest in the Property is specified as security and to all future advances thereon, and to all renewals, modifications, extensions, substitutions, replacements and/or consolidations thereof. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such liens to this Lease if the mortgagee under such mortgage or beneficiary under


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

such deed of trust (collectively called "Landlord's Mortgagee") so requires. In the event that any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the purchaser at such foreclosure sale or grant of such deed at the request of the then owner, provided that such purchaser or grantee agrees, if Tenant is not in default hereunder at the time of foreclosure or grant of deed, to recognize this Lease and be bound by the covenants and conditions of Landlord hereunder in effect or accruing after the effective date of such foreclosure or deed in lieu. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust. If Tenant shall fail to execute and deliver any of the instruments or documents described above within the ten (10) days after the receipt of written demand therefor, Tenant shall be deemed to have appointed Landlord as Tenant's attorney-in-fact in Tenant's name and place to do so.

            21.2 Mortgagee Protection. Tenant agrees to give to Landlord's mortgagees a copy of any notice of default served upon Landlord, provided that Tenant has been notified in writing of the names and addresses of such mortgagees. Tenant further agrees that Landlord's Mortgagees shall have the right to cure such default on behalf of Landlord within thirty (30) days after the receipt of such notice. Tenant further agrees not to invoke any of the remedies which it may have against Landlord under the Lease until said thirty
(30) days have elapsed, or during any period that Landlord's Mortgagee is proceeding to cure such default with due diligence, or is diligently taking steps to obtain the right to enter the Premises and cure the default, whichever is later.

      22. DEFAULT BY TENANT

            22.1 Events of Default. The occurrence of any of the following shall constitute a default by Tenant under this Lease:

                  22.1.1 Abandonment. Abandonment of the Premises;

                  22.1.2 Vacation. Absence of Tenant and its employees from the Premises for thirty (30) consecutive days or thirty (30) days in any twelve (12) month period;

                  22.1.3 Nonpayment of Rent. Failure by Tenant to make any payment of Rent as and when due where such failure shall continue for five (5) days after the due date or failure to pay rent as and when due more than two (2) times in any twelve (12) month period;

                  22.1.4 Insurance Default. Failure by Tenant to perform or observe any of Tenant's obligations under Section 12.3 to 12.7 hereof;

                  22.1.5 Prohibited Transfer. Any assignment, encumbrance, mortgage, pledge, hypothecation, sublease or other transfer or disposition made in violation of Section 15; or

                  22.1.6 Breach of Other Lease Provisions. Failure by Tenant to perform or observe any other provision of this Lease if the failure is not cured within fifteen (15) days after written notice has been given by Landlord to Tenant. If the default is curable but cannot reasonably be cured within fifteen
(15) days, Tenant shall not be in default if Tenant commences to cure the default with the 15-day period and thereafter diligently and continuously completes the same. Notices under this Section 22 shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of the Lease within the applicable period of time.

                  22.1.7 Guaranty. A default by Guarantor under the Guaranty.


      23. LANDLORD'S REMEDIES

      In the event of a default by Tenant, Landlord may exercise any one or more of the following remedies, in addition to all other rights and remedies now or hereafter available at law or in equity, which rights and remedies are in addition to Landlord's rights to assess and collect interest and late charges, as provided in Section 4.6, and in addition to Landlord's rights under the Guaranty.

            23.1 Right to Reenter and Relet. To the extent allowed by Washington law, Landlord may continue this Lease in full force and effect, and Landlord shall have the right and power as attorney-in-fact for Tenant to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable State of Washington law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for the account of Tenant for such term or terms (which may extend beyond the Lease Term) and at such rent and on such other conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Tenant shall be liable to Landlord for all costs incurred by Landlord in reletting all or any part of the Premises, including but not limited to: all costs and expenses of re-entering and recovering possession of the Premises; all costs and expenses of decorations, repairs, changes, alterations and additions to the Premises required by the reletting; brokers' commissions; all costs and expenses incurred by Landlord in collecting the rent accruing from such reletting. If a sufficient sum shall not be realized from reletting to pay (a) all costs and expenses of reletting, (b) Rent due at the time of reletting together with interest thereon at the rate provided in Section 4.8, and (c) Rent coming due hereunder, then Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. If the Premises are not relet, then Tenant shall pay to Landlord the Rent reserved in this Lease upon demand therefor from time to time. In no event shall Tenant be entitled to any excess rent received by Landlord. To the extent allowed by Washington law, Landlord may recover sums coming due under the terms of this Section 23 from time to time, on one or more occasions, and Landlord shall not be obligated to wait until the expiration or termination of the Lease term. Any such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous default.

            23.2 Right to Receiver. Landlord may have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rent collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section
23.1 above.

            23.3 Right to Terminate Lease. Landlord may terminate this Lease at any time after such default, and may, in addition to any other remedy it may have, forthwith repossess the Premises and remove all persons and property therefrom, and shall be entitled to recover forthwith as damages the sums of money equal to the total of (a) the cost of recovering the Premises, (b) the unpaid Rent owed at the time of termination, plus interest on the unpaid Rent from due date at the rate provided in Section 4.6, (c) the amount by which the balance of the Rent for the remainder of the term exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other sum of money and damages owed by Tenant to Landlord. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease.

            23.4 Right to Cure. At any time after Tenant commits a default, Landlord may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear late charges and interest as provided in Section 4.6 from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Notwithstanding any provision hereof, if this Lease is terminated by Landlord or by operation of law, Tenant's liability to Landlord for damages shall survive such termination.

      24. DEFAULT BY LANDLORD

      Subject to the provisions of Section 21.2, failure by Landlord to perform any of its obligations under this Lease shall constitute a default by Landlord if the failure is not cured within fifteen (15) days after written notice thereof has been given by Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are required to cure, then Landlord shall not be in default if Landlord commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion. Notices given under this Section 24 shall specify the alleged default and the applicable Lease provisions, and shall demand that Landlord perform the provisions of this Lease within the applicable period of time. If Landlord shall fail to cure a default of any covenant of this Lease to be performed by it and, as a consequence of such uncured default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the building and its underlying realty and out of the rents, or other income from said property receivable by Landlord, or out of the consideration received by Landlord's right, title and interest in said property, but neither Landlord nor any partner or joint venture of Landlord shall be personally liable for any deficiency.

      25. TENANT'S REMEDIES

      In the event of a default by Landlord, Tenant's remedies shall be limited to an action for damages and/or an injunction and/or, in the event of a material uncured default, the right to terminate this Lease upon no less than thirty (30) days' written notice to Landlord. If Tenant shall recover a judgment against Landlord, the judgment shall be satisfied only out of Landlord's interest in the Property whether by the execution by Tenant on the judgment against the Property or the garnishment of rents payable to Landlord. It is agreed that if Landlord is a partnership, its partners (whether general or limited), shall not be personally liable for any deficiency. Wherever Landlord is given discretion hereunder and Tenant claims that Landlord has unreasonably acted or refused to act, Tenant's sole remedy shall be an action for injunctive relief without recovery of damages, and shall only be available when this Lease expressly provides Landlord must act reasonably.

      26. WAIVER

            26.1 Nonwaiver of Defaults. No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such right or remedy or be construed as a waiver of any default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default, but only a waiver of timely payment for the particular Rent payment involved.

            26.2 Surrender of Premises. No act or conduct of Landlord, including acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by

Tenant before the Expiration Date. Only notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

            26.3 Consents and Approvals. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

            26.4 Written Waivers. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provisions of this Lease.

      27. NOTICES

            27.1 Method. Any notice, demand, request, consent, or approval under this Lease shall be in writing and shall be personally delivered or sent by U.S. registered or certified mail, postage prepaid, return receipt acknowledged: (a) to Tenant, prior to the Commencement Date, at Tenant's Notice Address set forth in Section 1.1.15(b) hereof, or, subsequent to the Commencement Date, at Tenant's Notice Address set forth in Section 1.1.15(c) hereof, or at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; and (b) to Landlord, at Landlord's Notice Address set forth in Section 1.1.15(a) hereof; or (c) to such other persons or at such other addresses as from time to time may be reasonably requested by either party or any other person in writing.

            27.2 Effective Date. All such notices and communications shall be effective on the day of receipt at the applicable address as evidenced by the return receipt if sent by registered or certified mail, or if personally delivered, upon the date of personal delivery as evidenced by an affidavit of service.

            27.3 Notice of Occurrences. Tenant shall give prompt notice to Landlord of:

                  27.3.1 Any occurrence in or about the Premises for which Landlord might be liable;

                  27.3.2 Any fire or other casualty in the Premises;

                  27.3.3 Any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and

                  27.3.4 Damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

      28. MISCELLANEOUS PROVISIONS

            28.1 Time of Essence. Time is of the essence of each provision of this Lease.

            28.2 Authority. Each party represents and warrants to the other that it has authority to enter into this Lease and that its execution and delivery of this Lease has been duly authorized. Each individual executing this Lease on behalf of a party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said party, and if Tenant is a corporation, that such authorization is in accordance with a duly adopted resolution of Tenant's board of directors, and that this Lease is valid and enforceable against Tenant in accordance with its terms. Upon Landlord's request, Tenant shall provide Landlord with a certified copy of a resolution adopted by Tenant's board of directors authorizing the execution of this Lease by such individual.

            28.3 Commissions. Each party represents to the other that there are no individuals or entities entitled to brokerage commissions or finder's fees in connection with this Lease except the broker (if any) named in Section 1.1.16 hereof. The party named in Section 1.1.16 shall pay all commissions and fees that are payable to the broker named in such section. If any other claims for brokerage commissions or finder's fees, or like payments, arise out of or in connection with this Lease, such claims shall be defended by, and if sustained, paid by, the party whose alleged actions or commitment form the basis of such claims.

            28.4 Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party in any such action, at trial or on appeal, shall be entitled to have and recover from the other party in addition to costs, such sums as the court may adjudge reasonable as attorneys' fees.

            28.5 Exhibits and Addenda. All exhibits and addenda identified in
Section 1.2 are attached to this Lease and incorporated herein. The Premises described in Exhibit 2 shall be determinative of the location of the Leased Premises and shall be deemed to contain the number of square feet referred to in
Section 1.1.4.1 and there shall be no adjustment in Rent due to the fact that the premises contain less or more than the number of square feet set forth in
Section 1.1.4.1.

            28.6 Interpretation and Construction. This Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of Washington.

            28.7 Integrated Agreement and Modifications. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of the Premises and all other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect; and the terms, covenants, conditions and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant, and approved in writing by Landlord's Mortgagees.

            28.8 Appointment of Landlord as Agent. It is understood and agreed between the parties that Tenant's failure to pay when due all obligations owing to the State of Washington, including but not limited to, employment security taxes, sales taxes, business and occupation taxes, and any and all obligations owing to the Department of Labor and Industries, may, in certain instances, result in liability for the same to the Landlord not contemplated under the terms of this Lease. In consideration thereof, Tenant consents to and does hereby appoint Landlord to act as Tenant's agent and attorney in fact to obtain from the State of Washington or any agency thereof any and all relevant information regarding Tenant's taxpayer status, specifically including the amounts of any delinquencies. This power of attorney shall take effect immediately and shall remain in full force and effect throughout the term of this Lease, including any extension periods, and shall terminate no earlier than one (1) year from the lease termination date.

            28.9 Captions. The captions of this Lease shall have no effect on its interpretation.

            28.10 Singular and Plural. When required by the context of this Lease, the singular shall include the plural.

            28.11 Joint and Several Obligations. "Party" shall mean Landlord or Tenant and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

            28.12 Severability. The unenforceability, invalidity or illegality of any provision of this Lease shall not render any other provisions unenforceable, invalid or illegal.

            28.13 Recordation. This Lease shall not be recorded, except that, at the request of either party, the parties shall execute a memorandum of this Lease in recordable form and in a form acceptable to the parties, and shall record the same.

            28.14 Transfer and Assignment of Premises by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder in the Premises and/or the Property. In the event of any such transfer or transfers, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the effective date of the transfer, provided that the transferee agrees to assume the obligations and liabilities of Landlord hereunder accruing after the effective date of the transfer.

            28.15 Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected shall entitle Tenant to any reduction of Rent under this Lease, result in any liability or obligation of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

            28.16 Name. Tenant shall not use the name of the Building, the Condominium (if any), or the Property for any purpose other than as an address of the business to be conducted by the Tenant on the Premises. Landlord shall have the right at any time to change the name, number or designation by which the Building, Property or Condominium (if any) is known without liability to Tenant.

            28.17 Cumulative Remedies. All rights and remedies of Landlord under this Lease shall be cumulative and shall not exclude any rights or remedies otherwise available.

            28.18 Successors and Assigns. Except as provided in Section 15, all of the terms, conditions, covenants and agreements of this Lease apply to, inure to the benefit of, and are binding upon Landlord, Tenant and their respective heirs, administrators, executors, successors and assigns.

            28.19 "Landlord" - Release. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises; and in the event of any transfer or transfers of title thereto, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations hereunder of the part of Landlord to be performed thereafter. Nothing herein shall be deemed to relieve Landlord of its obligations required to be performed prior to and as of the date of such transfer or conveyance.

            28.20 Corporate Representatives. If Tenant hereunder is a corporation, the parties executing this Lease on behalf of Tenant represent and warrant to Landlord that: They have the authority to bind Tenant; Tenant is a valid and existing corporation; all things necessary to qualify Tenant to do business in Washington have been accomplished prior to the date of this Lease; all franchise and other corporate taxes have been paid to the date of this Lease; all forms, reports, fees, and taxes required to be filed or paid by said corporation in compliance with applicable laws will be filed and paid when due.

                                      LANDLORD:

                                      GRAND PACIFIC LIMITED PARTNERSHIP, a
                                      Washington limited partnership

                                      By WHITEHALL CAPITAL CORPORATION,
                                         a Washington corporation

                                             /s/
                                         By ___________________________
                                            Its President


                                      TENANT:

                                      fine.com CORPORATION
                                      a Washington corporation

                                          /s/ Daniel M. Fine
                                      By _______________________________
                                         Its President

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

      I certify that I know or have satisfactory evidence that ____________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of Whitehall Capital Corporation, general partner of GRAND PACIFIC LIMITED PARTNERSHIP, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      Dated:


(Seal or stamp)                     __________________________________
                                    (Signature)

                                    __________________________________
                                    (Printed Name)

                                    Title ____________________________

                                    My appointment expires ___________



STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

      I certify that I know or have satisfactory evidence that _______________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the of fine.com CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      Dated: __________




(Seal or stamp)                     __________________________________

                                    (Signature)

                                    __________________________________
                                    (Printed Name)

                                    Title ____________________________

                                    My appointment expires ___________

                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant



                                    EXHIBIT 1
                        LEGAL DESCRIPTION OF THE PROPERTY

That certain real property located in King County, Washington and described as the Colonial/Grand Pacific, a condominium according to Condominium Declaration recorded under King County Recording No. 9202101191.

                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant



                                    EXHIBIT 2
                             FLOOR PLAN OF PREMISES
                               AND EXPANSION SPACE




                                 [See Attached]

                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant


                                    EXHIBIT 3
                               TENANT IMPROVEMENTS


1.       BASE CONDITION PROVIDED BY LANDLORD

Tenant has inspected the Premises and accepts the Premises in their presently built-out condition. Landlord agrees to provide the Premises to Tenant free from all debris on or before March 1, 1996. All improvements to the Premises after the date hereof are called "Tenant Improvements."

2.      TENANT IMPROVEMENTS

Design and construction of all Tenant Improvements shall be provided at Tenant's expense. Landlord shall pay Tenant's costs of approved Tenant Improvements up to Fifty-Two Thousand Two Hundred Fifty-Five and No/100 Dollars ($52,255.00) (the "Allowance") on the following terms and conditions.

        2.1 General Terms of Disbursement Requests. Tenant may request disbursements to pay for costs of Tenant Improvements actually incurred by delivering a disbursement request to Landlord, together with all supporting documents required in this Exhibit 3, no more frequently than once every seven
(7) days. Each disbursement request shall be executed by R. Barger Construction (or such other contractors performing approved Tenant Improvements on the Premises) and Tenant. Landlord shall use its best efforts to make approved disbursements within three (3) business days of receipt of each disbursement request made in compliance with the terms hereof. The Allowance will be disbursed by Landlord only for work performed or in place at the date of each disbursement request. Landlord shall have the right, but not the obligation, to inspect the Premises for the purpose of determining Tenant's compliance with the terms of this Section 2. Tenant hereby acknowledges that R. Barger Construction and such other contractors who execute a disbursement request are acting as

Tenant's agent for the purposes of making disbursement requests and receiving funds for the payment of the costs of Tenant Improvements. Tenant further agrees that any payments made by Landlord to such contractors pursuant to any disbursement request shall be deemed to be payment of the Allowance to Tenant. To the extent that Landlord makes disbursements of the Allowance without requiring Tenant to strictly comply with the terms of this Exhibit 3, such action by Landlord shall not be deemed to constitute a waiver or grounds for estoppel, and Landlord may, at any time thereafter, insist on strict compliance by Tenant with the terms and conditions hereof.

        2.2 Conditions to Progress Payments. The following are conditions precedent to Landlord's obligation to make each disbursement of the Allowance or any portion thereof:

            (a) Landlord shall have received a list of all contractors and subcontractors performing work on the Premises, including their names, addresses and phone numbers;

            (b) Landlord shall have received a copy of the duly executed construction contract with R. Barger Construction, which is reasonably acceptable to Landlord, and same shall include a cost breakdown of Tenant Improvements;

            (c) Landlord shall have received one reproducible set of the Final Plans for the Tenant Improvement in the form approved by Landlord;

            (d) For each disbursement after the initial disbursement, Landlord shall have received satisfactory evidence that the disbursement covered by the preceding disbursement request has been properly applied to pay the subcontractors and materialmen for which the disbursement was requested;

            (e) No liens have been filed against the Premises in connection with the work performed thereon;

            (f) Tenant remains solvent and is not in breach or default, anticipatorily or otherwise, under the terms of the Lease;

            (g) Tenant's contractor has certified to Landlord that the improvements completed to the date of request for payment are, to the best of the contractor's knowledge and information, completed in accordance with the Final Plans approved by Landlord, in a good and workmanlike manner and in compliance with all governmental requirements; and

            (h) Landlord has received invoices, receipts or other evidence reasonably satisfactory to Landlord showing that the costs of labor and materials incurred by Tenant to date are at least the amount requested by Tenant.

        2.3 Holdback/Final Disbursement. Landlord shall be entitled to withhold a portion of the Allowance equal to no more than $5,225.00 of Tenant's costs incurred for Tenant Improvements until Tenant has provided Landlord with evidence reasonably satisfactory to Landlord that the following conditions have been satisfied. Such conditions to the final disbursement by Landlord shall be in addition to the conditions set forth in Section 2.2 above:

            (a) Tenant's contractor has certified to Landlord that all Tenant Improvements have been completed in accordance with the Final Plans approved by Landlord, in a good and workmanlike manner, and in compliance with all governmental requirements; and

            (b) Landlord has received a waiver or release of lien claim, in recordable form reasonably satisfactory to Landlord, from the contractor and each subcontractor or vendor supplying the work or goods for the Tenant Improvements. Landlord shall have no obligation to pay any portion of the holdback sum to Tenant or Tenant's contractor if any work or materials are not covered by a waiver or release of lien claim in satisfactory form.

3.      DESIGN OF TENANT IMPROVEMENTS

At Tenant's expense, Tenant has retained the services of a qualified planner, R. Barger Construction, to prepare the necessary drawings for Preliminary Plans and supply the information necessary to complete the Final Plans for construction of the Tenant Improvements. Tenant's Final Plans for Tenant Improvements for the Premises prepared by R. Barger Construction dated February 22, 1996 have been delivered to and approved by Landlord.

                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant



                                    EXHIBIT 4

                              RULES AND REGULATIONS

1. Tenant will deposit all garbage in the receptacles the Landlord provides for garbage and will not leave or accumulate any boxes, packing material, or other trash of any kind on the premises or common areas.


2. Tenant shall not display any merchandise outside the premises at any time without the prior written consent of the Landlord.

3. Tenant shall not erect or install any signs or advertising material or devices in or about the premises without the previous approval of the Landlord.

4. Tenant shall ensure that no animals are kept in or about the premises and that the premises are not used for sleeping quarters.

5. Tenant shall not bring upon the premises any machinery, equipment, or article or thing that by reason of its weight, size, or use might damage the premises and that it will not at any time overload the floors of the premises.

6. Any directory provided by the Landlord for the Building will be for display of the name and location of tenants and Landlord reserves the right to exclude any other names.

7. Tenant shall not place any new or additional locks on any doors of the premises or rekey any existing locks without the consent of the Landlord.

8. Landlord reserves the right to exclude or expel from the common areas any person who, in the judgment of the

        Landlord, is intoxicated, under the influence of drugs, or who shall in any manner violate any of the rules and regulations.

9. Tenant shall not do or permit to be done within the premises anything which would unreasonably annoy or interfere with the rights of other tenants of the Building.

10. Tenant shall not permit its employees or invitees to loiter in or about the common areas, or to obstruct any of the parking, truck maneuvering, or other common areas, or to place, empty, or throw any rubbish, litter, trash or material of any nature upon any common areas.

11. No storage of materials, equipment, or property of any kind is permitted outside the premises (except in designated locations with Landlord's consent) and any such property may be removed by Landlord at Tenant's risk and expense.

12. Tenant shall not make or permit any use of the premises which may be dangerous to life, limb or property, or any noise, odor or vibrations to emit from the premises which are objectionable to Landlord or other occupants of the Building; or to create, maintain, or permit a nuisance or any violation of any regulation of any governmental agency thereon.

13. Tenant shall not commit or permit to be committed any waste, damage or injury to the premises or other premises within the Building or parking, loading and other common areas adjoining the Building and shall promptly repair the same at its expense.

14. Tenant shall not at any time display a "For Rent" sign upon the premises.

15. Tenant shall be responsible for keeping a copy of the Lease and Landlord's current rules and regulations upon the premises.

16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective and economical use of utilities services as may be provided to the Building by Landlord.

17. Tenant shall keep Landlord advised of the current telephone numbers of Tenant's employees who may be contacted in any emergency; i.e., fire, break-in, vandalism, etc. If Landlord shall deem it necessary to respond to such emergency in Tenant's behalf, Tenant shall pay all costs incurred for services ordered by Landlord to secure or otherwise protect the premises and the contents thereof, including a premium charge for any time spent by Landlord's employees in responding to such an emergency.

18. In addition to all of the foregoing, the Tenant shall comply with the use restrictions set forth in the Declaration of Condominium for the Building, a copy of which Tenant has received.

                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant



                                    EXHIBIT 5
                           DECLARATION OF CONDOMINIUM
                                   [Attached]

                                   Addendum A
                                       To
                             OFFICE LEASE AGREEMENT
                             Dated February 28, 1996
                                     between
                       Grand Pacific Limited Partnership,
                   a Washington Limited Partnership, Landlord,
                                       and
             fine.com CORPORATION, a Washington corporation, Tenant


                 Right of First Refusal to Lease Adjacent Space


        This Addendum to the Office Lease Agreement is entered into between the Landlord and Tenant executing this Addendum for the purpose of amending such Lease as provided herein.

        1. Grant of Right. On the terms and conditions set forth herein, Landlord hereby grants Tenant a first right of refusal to lease approximately one thousand seventy-two (1,072) square feet of space adjacent to the Premises as outlined in blue on the Floor Plan attached to the Lease as Exhibit 2 (the "Expansion Space").


        2. Exercise of Right. If Landlord desires to lease all or any portion of the Expansion Space to any third party and obtains from such third party a bona fide offer to lease the Expansion Space on terms and conditions acceptable to Landlord, then Landlord shall deliver notice of such offer to Tenant. Tenant shall have ten (10) days from receipt of Landlord's notice to deliver written notice to Landlord exercising its first right of refusal to lease no less than all of the Expansion Space on the terms set forth herein below (the "Acceptance Notice"). The failure of Tenant to deliver the Acceptance Notice exercising its first right of refusal within said ten (10) day period shall result in the termination of its first refusal right. Tenant shall have a single opportunity to exercise its first right of refusal and, if Tenant fails to timely exercise such right, Landlord shall have no obligation to notify Tenant of any subsequent offers from third parties to lease the Expansion Space and all rights of Tenant hereunder in respect to the Expansion Space shall terminate. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to exercise its right of first refusal for occupancy of the Expansion Space after the expiration of the initial Lease Term.

        3. Terms of Lease. If Tenant properly exercises its first right of refusal, it shall thereby bind itself to the lease of the Expansion Space for the remainder of the Lease Term, as same may be extended. Each and every provision of the Lease shall remain unchanged and shall apply to the Expansion Space in full force and effect, including Tenant's obligation to pay periodic Additional Charges, except as expressly provided herein below.

                3.1. Occupancy Commencement Date. Tenant shall be entitled to occupy the Expansion Space for the purpose of performing tenant improvements on a date three (3) days after the Acceptance Notice is properly and timely delivered to Landlord and Tenant has paid to Landlord the Security Deposit described in Section 3.5 below.

                3.2 Minimum Rent Commencement Date. Tenant's obligation to begin paying monthly Minimum Rent for the Expansion Space shall begin on the earlier of (i) ten (10) weeks from the date of delivery of the Acceptance Notice; and
(ii) the date that Tenant occupies the Expansion Space for purpose of conducting its business therein.

                3.3 Minimum Rent. The Minimum Monthly Rent payable by Tenant for the Expansion Space beginning on the Effective Date, and until the next succeeding Effective Date set forth below, shall be as follows:

                                      Rent Per
                                     Square Foot       New Monthly
      Effective Date                  Per Annum        Minimum Rent
      --------------                  ---------        ------------

      April 15, 1996                     $ 9.20*          $  821.87
      April 15, 1997                     $11.95**         $1,067.53
      April 15, 1998                     $14.00           $1,250.67
      April 15, 1999                     $14.50           $1,295.33
      April 15, 2000                     $15.00           $1,340.00

        (*Includes a Construction Credit of Three Dollars and 30/100

($3.30) per square foot per annum.)

        (**Includes a Construction Credit of One and 5/100 Dollars ($1.05) per square foot per annum.)

        The Effective Date shall be adjusted to the anniversary of the Minimum Rent Commencement Date as defined in Section 3.2 above if such Minimum Rent Commencement Date occurs before or after April 15, 1996. Monthly Minimum Rent payable by Tenant during any properly exercised extension of the Lease Term shall be at the Market Minimum Rental for the Expansion Space, as determined in accordance with Section 3.3.2.1 of the Lease. The parties agree that the Expansion Space shall be deemed to contain one thousand seventy-two (1,072) square feet and there shall be no adjustment in Minimum Rent set forth hereinabove due to the fact that the Expansion Space contains less or more than 1,072 square feet.

                3.4 Tenant's Share of Direct Costs. 2.76% shall be Tenant's Percentage of Excess Expenses of the Commercial Complex attributable to the Expansion Space.

                3.5 Security Deposit. Upon exercising its first right of refusal, Tenant shall deliver to Landlord a Security Deposit for the Expansion Space equal to the monthly Minimum Rent payable by Tenant for the Expansion Space for the last month of the then current term of the Lease. The Security Deposit shall be held by Landlord in accordance with Section 4.7 of the Lease.

        4. Tenant Improvements

                4.1 Tenant Improvement Allowance. By exercising its first right of refusal, Tenant agrees to accept the Expansion Space in its then current condition, including any alterations that Landlord has performed after the date hereof. Provided, however, that Landlord shall reimburse Tenant for an amount up to the Improvement Allowance (defined hereinbelow) for tenant improvements undertaken by Tenant in the Expansion Space. Landlord shall pay Tenant's costs of such improvements on the terms and conditions set forth in Exhibit 3 of the Lease. The Improvement Allowance shall be equal to Nine Thousand Six Hundred and Forty-Eight and No/100 Dollars ($9,648.00) multiplied by a fraction, the numerator of which is the total number of months remaining in the initial term of the Lease, and the denominator of which is sixty (60). Any calculations for time periods which are less than a full month shall be prorated based on a thirty (30) day month. All improvements shall comply with the terms of Sections 10.2 and 10.3 of the Lease.

                4.2 Plans and Specifications. All Tenant's plans for tenant improvements shall be subject to approval by Landlord. Tenant's planner shall ensure that the work shown on Tenant's plans is compatible with the basic Building plans and that necessary Building modifications are included in Tenant's plans. Such modifications shall be subject to the Landlord's approval and the cost thereof shall be paid by Tenant. Such approval shall not be unreasonably withheld. It is understood that the rejection of any such proposed modification by any Historical Conservation Board or Agency shall not constitute unreasonable disapproval by Landlord.

On or before the indicated dates, Tenant shall supply Landlord with the following Tenant plans:

                        (a) Preliminary Plans: No later than twenty (20) days after delivery of the Acceptance Notice, at the Tenant's expense, Tenant's office planner shall deliver to Landlord for its approval one (1) signed black line print of preliminary plans for improvements to the Expansion Space (the "Preliminary Plans"). These shall be fully dimensioned floor plans showing partition layout and identifying each room by use and by a number, and each door by a number. The preliminary plans must clearly identify and locate equipment requiring plumbing or special mechanical systems, area(s) subject to above normal floor loads, special openings in the floor, and other major or special features.

                        (b) Final Plans: No later than thirty (30) days after delivery of the Acceptance Notice, at Tenant's expense, Tenant's office planner shall deliver to Landlord for its approval one (1) reproducible and one (1) black line print of the final plans for improvements to the Expansion Space (the "Final Plans"), which shall be signed by Tenant and shall incorporate such information as Landlord may reasonably request.

        5. Confirmation of Terms. Except as expressly provided herein, all other provisions of the Lease and the Exhibits and Addenda thereto shall remain as set forth therein. In the event of a conflict between this Addendum and the Lease proper, the provisions of the Lease proper shall prevail.

LANDLORD:                                        TENANT:

GRAND PACIFIC LIMITED PARTNERSHIP,         fine.com CORPORATION, a
a Washington limited partnership           Washington corporation

By WHITEHALL CAPITAL CORPORATION,
   a Washington corporation
                                           By ______________________

                                              Its __________________

By _____________________________

   Its _________________________


                   GUARANTOR'S CONSENT AND ACKNOWLEDGEMENT


                The undersigned, Dan Fine ("Guarantor"), hereby acknowledges and confirms that he has read this Amendment, and that he consents and agrees to its terms. Guarantor further acknowledges and confirms that this Amendment neither amends nor diminishes in anyway the obligations that Guarantor owes to Landlord pursuant to the terms and conditions of that certain guarantee dated February 28, 1996 (the "Guarantee") executed by Guarantor in Landlord's favor, and that the Guarantee continues in full force and effect.

                DATED this _____ day of March, 1997.

                                           ______________________________
                                           Dan Fine




                I, _______________________ , spouse of Dan Fine, have read the foregoing Consent and Acknowledgment and understand its terms and conditions. I hereby acknowledge and consent to the execution of said Consent and Acknowledgment by Dan Fine on behalf of himself separately and on behalf of our joint marital community, and I acknowledge that said Consent and Acknowledgment is binding on our joint marital community.

          DATED this ______ day of March, 1997.


                                            ______________________________

                                            Print Name: __________________